GOLDSTRIKE INC.
                                (the "Purchaser")

                                       and

                             GRAN TIERRA ENERGY INC.
                               (the "Corporation")

                                       and

                       The Parties set out in Schedule "A"
                          (collectively, the "Vendors")

--------------------------------------------------------------------------------

                            SHARE PURCHASE AGREEMENT

                                November 10, 2005

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                                                                  Execution Copy

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                 INTERPRETATION

Section 1.1    Defined Terms...................................................1
Section 1.2    Gender and Number...............................................8
Section 1.3    Headings, etc...................................................8
Section 1.4    Currency........................................................8
Section 1.5    Certain Phrases, etc............................................8
Section 1.6    Knowledge.......................................................9
Section 1.7    Accounting Terms................................................9
Section 1.8    Incorporation of Schedules......................................9

                                    ARTICLE 2
                       PURCHASED SHARES AND PURCHASE PRICE

Section 2.1    Purchase and Sale...............................................9
Section 2.2    Purchase Price..................................................9
Section 2.3    Partial Purchase...............................................10
Section 2.4    Payment of the Purchase Price..................................10
Section 2.5    Adjustment of Purchase Price...................................11
Section 2.6    Withholding Where Vendor is Non-Resident.......................12

                                    ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

Section 3.1    Representations and Warranties of the Vendors..................13
Section 3.2    Representations and Warranties of the Corporation..............14

                                    ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.1    Representations and Warranties of the Purchaser................25

                                    ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE PARTIES

Section 5.1    Conduct of Business Prior to Closing...........................40
Section 5.2    Access for Due Diligence.......................................42
Section 5.3    Actions to Satisfy Closing Conditions..........................43
Section 5.4    Transfer of the Purchased Shares...............................43
Section 5.5    Request for Consents...........................................44
Section 5.6    Filings and Authorizations.....................................44
Section 5.7    Notice of Untrue Representation or Warranty....................44
Section 5.8    Exclusive Dealing..............................................44

                                    ARTICLE 6
                              CONDITIONS OF CLOSING

Section 6.1    Conditions for the Benefit of the Purchaser....................45
Section 6.2    Conditions for the Benefit of the Vendors and the Corporation..47
Section 6.3    Conditions Precedent...........................................49

                                    ARTICLE 7
                                     CLOSING

Section 7.1    Date, Time and Place of Closing................................49
Section 7.2    Closing Procedures.............................................49

                                    ARTICLE 8
                                   TERMINATION

Section 8.1    Termination by Purchaser.......................................49
Section 8.2    Termination by Vendors.........................................50
Section 8.3    Other Termination Rights.......................................50
Section 8.4    Effect of Termination..........................................50

                                    ARTICLE 9
                                 INDEMNIFICATION

Section 9.1    Indemnification in Favour of the Purchaser.....................51
Section 9.2    Indemnification in Favour of the Vendor........................52
Section 9.3    Time Limitations...............................................52
Section 9.4    Limitations on Amount..........................................52
Section 9.5    Procedure for Indemnification--Third Party Claims..............52
Section 9.6    Procedure for Indemnification--Other Claims....................54

                                   ARTICLE 10
                             POST-CLOSING COVENANTS

Section 10.1   Further Assurances.............................................54

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.1   Notices........................................................55
Section 11.2   Brokers........................................................57
Section 11.3   Announcements..................................................57
Section 11.4   Third Party Beneficiaries......................................58
Section 11.5   Expenses.......................................................58
Section 11.6   Amendments.....................................................58
Section 11.7   Waiver.........................................................58
Section 11.8   Non-Merger.....................................................58
Section 11.9   Entire Agreement...............................................59
Section 11.10  Successors and Assigns.........................................59
Section 11.11  Severability...................................................59
Section 11.12  Tax Election...................................................60
Section 11.13  Governing Law..................................................60
Section 11.14  Counterparts...................................................60

                            SHARE PURCHASE AGREEMENT

      Share Purchase Agreement dated as of November 10, 2005 among Goldstrike Inc. (the "Purchaser"), Gran Tierra Energy Inc. (the "Corporation") and the Parties set out in Schedule "A" (the "Vendors"), pursuant to which the Purchaser will acquire all issued and outstanding shares in the capital of Gran Tierra Energy Inc. in exchange for common shares of Goldstrike and Exchangeable Shares (as defined herein).

      WHEREAS the Purchaser and Gran Tierra have agreed upon the terms and conditions of a share purchase (the "Share Purchase") and related transactions (collectively the "Transactions"), pursuant to which, among other things, the Purchaser will acquire all of the issued and outstanding share capital of Gran Tierra, and Gran Tierra will become a wholly-owned subsidiary of the Purchaser, as contemplated in a term sheet dated August 22, 2005 (the "Term Sheet"); and

      WHEREAS simultaneously with the closing of the Transaction, the Purchaser intends to split-off its wholly-owned subsidiary, Goldstrike Leaseco Inc., a Nevada corporation ("Leaseco"), through the sale of all of the outstanding capital stock of Leaseco (the "Split-off") upon the terms and conditions of a split-off agreement by and among the Purchaser, Dr. Ken Cai and Dr. Yanyou Zheng (collectively "Buyer") substantially in the form of Exhibit B attached hereto (the "Split-Off Agreement")

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

Section 1.1 Defined Terms

      As used in this Agreement, the following terms have the following meanings:

      "Accounts Receivable" means all accounts receivable, notes receivable and other debts due or accruing due to the Corporation.

      "Acquired Properties" means the oil and gas leasehold working interests acquired by the Corporation in connection with the Argentine Acquisition.

      "Affiliate" has the meaning specified in Section 4.1(p)(iii).

      "Agreement" means this share purchase agreement and all schedules and instruments in amendment or confirmation of it; and the expressions "Article" and "Section" followed by a number mean and refer to the specified Article or Section of this Agreement.

      "Ancillary Agreements" means all agreements, certificates and other instruments delivered or given pursuant to this Agreement.

      "Argentine Acquisition" means the transactions, consummated on September 1, 2005, pursuant to which the Corporation acquired certain Argentine oil and gas working interests.

      "Assets" means all property and assets of the Corporation of every nature and kind and wheresoever situate including (i) the Owned Properties and the Buildings and Fixtures located thereon, (ii) all machinery, equipment, furniture, accessories and supplies of all kinds, (iii) all inventories,
      (iv) all Accounts Receivable and the full benefit of all security for the Accounts Receivable, (v) all prepaid expenses, (vi) the leasehold interest of the Corporation in and to the Leased Properties, (vii) the Intellectual Property, (viii) the Contracts and the Leases, and (ix) the Books and Records and the Corporate Records.

      "Authorization" means, with respect to any Person, any order, permit, approval, waiver, licence or similar authorization of any Governmental Entity having jurisdiction over the Person.

      "Books and Records"  means all books of account,  tax  records,  sales and purchase records, customer and supplier lists, computer software, formulae, business reports, plans and projections and all other documents, files, correspondence and other information of the Corporation (whether in written, printed, electronic or computer printout form).

      "Bridge Loan" means the loan by the Purchaser to the Corporation for the purpose of financing the Argentine Acquisition.

      "Bridge Loan Agreement" means the bridge loan and control share pledge agreement made September 1, 2005 between the Purchaser and the Corporation pursuant to which the Purchaser made the Bridge Loan.

      "Buildings  and  Fixtures"   means  all  plant,   buildings,   structures,
      erections, improvements, appurtenances and fixtures (including fixed machinery and fixed equipment) situate on any of the Subject Properties.

      "Business" means the business of the Corporation and any subsidiary of the Corporation, being the exploration for and development of international oil and gas opportunities initially in Argentina.

      "Business Day" means any day of the year, other than a Saturday, Sunday or any day on which banks are required or authorized to close in Calgary, Alberta.

      "CallCo" means a corporation to be incorporated under the laws of Alberta which will be wholly-owned, directly or indirectly, by Purchaser.

      "Claims" has the meaning specified in Section 2.5.

      "Closing" means the completion of the transaction of purchase and sale contemplated in this Agreement.

      "Closing Date" means on or about November 10, 2005 or such other date as the Purchaser and the Corporation may agree provided that the Closing Date shall not be later than December 31, 2005.

      "Consideration Shares" has the meaning specified in Section 2.2.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collective Agreements" means the collective agreements binding the Corporation and all related documents including letters of understanding, letters of intent and other written communications with bargaining agents for employees of the Corporation, which impose any obligations upon the Corporation.

      "Consent" means the consent of a contracting party to a change in control of the Corporation if required by the terms of any Contract.

      "Contracts" means all agreements to which the Corporation is a party including all contracts, leases of personal property and commitments of any nature, written or oral, including (i) unfilled purchase orders received by the Corporation, (ii) forward commitments by the Corporation for supplies or materials entered into the Ordinary Course, (iii) restrictive agreements and negative covenant agreements which the Corporation has with its employees, past or present, and (iv) the Material Contracts.

      "Corporation" means Gran Tierra Energy Inc. and its subsidiaries.

      "Corporate Records" means the corporate records of the Corporation, including (i) all constating documents and by-laws, (ii) all minutes of meetings and resolutions of shareholders and directors (and any committees), and (iii) the share certificate books, securities register, register of transfers and register of directors.

      "Damages" has the meaning specified in Section 9.1.

      "Employee   Benefit   Plan"  has  the   meaning   specified   in   Section
      4.1(bb)(i)(A).

      "Employee  Plans"  means  all  the  employee   benefit,   fringe  benefit,
      supplemental unemployment benefit, bonus, incentive, profit sharing, termination, change of control, pension, retirement, stock option, stock purchase, stock appreciation, health, welfare, medical, dental, disability, life insurance and similar plans, programmes, arrangements or practices relating to the current or former employees, officers or directors of the Corporation maintained, sponsored or funded by the Corporation, whether written or oral, funded or unfunded, insured or self-insured, registered or unregistered.

      "Environmental Laws" means all applicable Laws and agreements with Governmental Entities and all other statutory requirements relating to public health or the protection of the environment and all Authorizations issued pursuant to such Laws, agreements or statutory requirements.

      "ERISA" has the meaning specified in Section 4.1(bb)(i)(B).

      "ERISA Affiliate" has the meaning specified in Section 4.1(bb)(i)(C).

      "Exchangeable Shares" means the exchangeable shares to be created in the capital of ExchangeCo, having substantially the rights, privileges, restrictions and conditions set out in Schedule "D" annexed hereto.

      "Exchange Act" means the Securities Exchange Act of 1934.

      "ExchangeCo" means a corporation to be incorporated by CallCo under the laws of Alberta which will be an indirectly, wholly-owned subsidiary of the Purchaser and which will issue the Exchangeable Shares.

      "from" has the meaning specified in Section 1.5.

      "GAAP" means, at any time, accounting principles generally accepted in the United States as established by the Financial Accounting Standards Board at the relevant time applied on a consistent basis.

      "Goldstrike Shares" means shares of common stock, $0.001 par value per share of the Purchaser.

      "Governmental Entity" means any (i) multinational, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

      "including" has the meaning specified in Section 1.5.

      "includes" has the meaning specified in Section 1.5.

      "Indemnified Party" has the meaning specified in Section 9.5(1).

      "Indemnifying Party" has the meaning specified in Section 9.5(1).

      "Intellectual Property" means (i) any trade marks, trade names, business names, brand names, service marks, computer software, computer programs, pharmaceutical treatments or drug therapies, copyrights, including any author or moral rights, designs, inventions, patents, franchises, formulae, processes, know-how, technology and related goodwill, (ii) any applications, registrations, issued patents, continuations in part, divisional applications or analogous rights or licence rights therefor, and (iii) other intellectual, industrial or proprietary property, owned or used by the Corporation.

      "Interim Balance Sheet Date" means June 30, 2005.

      "Interim Financial Statements" means the unaudited balance sheet of the Corporation as at the Interim Balance Sheet Date and the accompanying unaudited statement of income of the Corporation and the Acquired Properties for the six-month period then ended and all notes in respect thereof. The Interim Financial Statements shall be audited, in the case of the Corporation, and unaudited, in the case of the Acquired Properties.

      "Interim Period" means the period between the close of business on this date and the Closing.

      "Issued Shares" has the meaning specified in Section 2.2.

      "Laws" means any and all applicable laws including all statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, and general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which the word is used.

      "Leaseco" has the meaning specified in the introduction to this Agreement.

      "Leased  Properties"  means the lands and premises listed and described in
      Schedule 3.2(r) attached hereto by reference to their proper municipal address and legal description.

      "Leases" means the leases of the Leased Properties described in Schedule 3.2(r) attached hereto.

      "Legal Proceeding" has the meaning specified in Section 3.2(gg).

      "Lien" means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature or any other arrangement or condition which, in substance, secures payment or performance of an obligation.

      "Loss" has the meaning specified in Section 2.5.

      "Material Authorizations" has the meaning specified in Section 3.2(l).

      "Material Contracts" has the meaning specified in Section 3.2(s).

      "Option Plan" has the meaning specified in Section 3.2(ee).

      "Ordinary Course" means, with respect to an action taken by a Person, that such action is consistent with the past practices of the Person and is taken in the ordinary course of the normal day-to-day operations of the Person.

      "Owned  Properties"  means  any  land  and  premises  owned,   legally  or
      beneficially, by the Corporation.

      "Parties" means the Vendors, the Purchaser and Gran Tierra and any other Person who may become a party to this Agreement.

      "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or levies on property not yet due and delinquent, (ii) easements, encroachments and other minor imperfections of title which do not, individually or in the aggregate, materially detract from the value of or impair the use or marketability of any real property, (iii) Liens in favour of the Purchaser incurred in connection with the Bridge Loan and
      (iv) Liens listed and described in Schedule "C" but only to the extent such Liens conform to their description in Schedule "C".

      "Person" means a natural person, partnership, limited liability partnership, corporation, joint stock company, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns have a similarly extended meaning.

      "PPO" means the private placement offering of units of securities conducted by the Purchaser in August and September of 2005, the proceeds of which were utilized to fund the Bridge Loan and the Argentine Acquisition.

      "Proceeding" has the meaning specified in Section 9.5(2).

      "Public Statement" has the meaning specified in Section 11.3.

      "Purchase Price" has the meaning specified in Section 2.2.

      "Purchased Shares" has the meaning specified in Section 2.1.

      "Purchaser" means Goldstrike Inc., and its subsidiaries.

      "Purchaser Financial Statements" has the meaning specified in Section 4.1(q).

      "Purchaser's  Indemnified  Persons"  has the meaning  specified in Section
      9.1.

      "Purchaser Interim Balance Sheet" has the meaning specified in Section 4.1(q).

      "Purchaser  Interim  Balance  Sheet  Date" has the  meaning  specified  in
      Section 4.1(q).

      "Purchaser Liabilities" has the meaning specified in Section 2.5.

      "Purchaser Material Adverse Effect" has the meaning specified in Section 4.1(p)(i).

      "Purchaser Reports" has the meaning specified in Section 4.1(o).

      "Required Consents" means those Consents and Authorizations listed and described in Schedule 6.1(c) attached hereto.

      "SEC" means the United States Securities and Exchange Commission.

      "Securities Act" means Securities Act of 1933, as amended.

      "Split-off" has the meaning specified in the introduction to this Agreement.

      "Subject Properties" means the Owned Properties and the Leased Properties.

      "Subsidiary" has the meaning specified in the Business Corporations Act (Alberta) as amended.

      "Taxes" has the meaning specified in Section 4.1(t)(i)(A).

      "Tax Returns" has the meaning specified in Section 4.1(t)(i)(B).

      "Term Sheet" has the meaning specified in the introduction to this Agreement.

      "the aggregate of" has the meaning specified in Section 1.5.

      "the sum of" has the meaning specified in Section 1.5.

      "the total of" has the meaning specified in Section 1.5.

      "to" has the meaning specified in Section 1.5.

      "Transactions" has the meaning specified in the introduction to this Agreement.

      "Trustee" means Olympia Trust Company or such other person as may be acceptable to the parties hereto.

      "until" has the meaning specified in Section 1.5.

      "Value of one Goldstrike Share" means $0.80.

      "Vendors" means the parties set out in Schedule "A" attached hereto and "Vendor" means any one of such parties.

      "Vendor's Indemnified Persons" has the meaning specified in Section 9.2.

      "Voting Exchange and Support Agreement" means an agreement to be made by the Purchaser, the Corporation and the Trustee, substantially in the form and content of Schedule "F" annexed hereto, with such changes as the parties may agree.

      "Year-End  Financial  Statements"  has the  meaning  specified  in Section
      3.2(z).

Section 1.2 Gender and Number

      Any reference in this Agreement or any Ancillary Agreement to gender includes all genders and words importing the singular number only shall include the plural and vice versa.

Section 1.3 Headings, etc.

      The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

Section 1.4 Currency

      All references in this Agreement or any Ancillary Agreement to dollars, unless otherwise specifically indicated, are expressed in U.S. currency.

Section 1.5 Certain Phrases, etc.

      In this Agreement and any Ancillary Agreement (i) (y) the words "including" and "includes" mean "including (or includes) without limitation", and (z) the phrase "the aggregate of", "the total of", "the sum of", or a phrase of similar meaning means "the aggregate (or total or sum), without duplication, of", and (ii) in the computation of periods of time from a specified date to a later specified date, unless otherwise expressly stated, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

Section 1.6 Knowledge

      Where any representation or warranty contained in this Agreement or any Ancillary Agreement is expressly qualified by reference to the knowledge of the Corporation, it shall be deemed to refer to the knowledge of the responsible officers of the Corporation having made due enquiry as necessary as to the matters that are the subject of the representations and warranties.

Section 1.7 Accounting Terms

      All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

Section 1.8 Incorporation of Schedules

      The schedules attached to this Agreement shall, for all purposes of this Agreement, form an integral part of it.

                                   ARTICLE 2
                       PURCHASED SHARES AND PURCHASE PRICE

Section 2.1 Purchase and Sale

      Subject to the terms and conditions of this Agreement, each Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase on the Closing Date, all (but not less than all) of that number of common shares in the capital of the Corporation as is set out opposite that Vendor's name in Schedule "A" attached hereto (collectively, the "Purchased Shares").

Section 2.2 Purchase Price

      The purchase price (the "Purchase Price") payable by the Purchaser to the Vendors for each Purchased Share shall be payable at Closing at the election of each Vendor as follows:

            (a)   the   issuance   of   1.5873016    Goldstrike    Shares   (the
                  "Consideration Shares"); or

            (b) the issuance of 1.5873016 Exchangeable Shares (together with the Consideration Shares the "Issued Shares").

      The Purchase Price shall be paid to the Vendors in the amounts set opposite their respective names on Schedule "A" attached hereto.

Section 2.3 Partial Purchase

      The Purchaser shall not be obligated to complete the purchase of any of the Purchased Shares unless the purchase of not less than 90% of the Purchased Shares is completed simultaneously and the Purchaser or its Subsidiary has the right to acquire all remaining Purchased Shares under the Business Corporations Act (Alberta).

Section 2.4 Payment of the Purchase Price

      (a) At the Closing, the Purchaser shall pay the Purchase Price before any adjustments to the Vendors according to the amounts set out on Schedule "A" attached hereto provided that Exchangeable Shares shall be issued to those Vendors who have elected to receive Exchangeable Shares and Consideration Shares shall be issued to those Vendors who have elected to receive Goldstrike Shares and where no election has been made, shareholders resident in Canada shall be deemed to have elected to receive Exchangeable Shares and shareholders resident in a jurisdiction other than Canada shall be deemed to have elected to receive Goldstrike Shares;

      (b) The Vendors agree that the Issued Shares shall be legended with restrictions on resale as set forth in accordance with the following legend:

            "THE  SECURITIES   EVIDENCED  BY  THIS  CERTIFICATE  HAVE  NOT  BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE UNITED STATES EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTIONS AFFORDED BY SECTION 4(1) OF THE SECURITIES ACT AND RULE 144 THEREUNDER). AS A PRECONDITION TO ANY SUCH TRANSFER, THE ISSUER OF THESE SECURITIES SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AND/OR SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY THERETO THAT ANY SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES LAWS."

      and each of the Vendors hereby undertakes to trade in the Issued Shares only in compliance with the foregoing legend and the various dates specified therein except in the circumstance of a Goldstrike Control Transaction as defined in Schedule "D" of this Agreement.

Section 2.5 Adjustment of Purchase Price

(1) In the event that, during the period commencing from the Closing Date and ending on the second anniversary of the Closing Date:

      (a) the Purchaser incurs any Loss with respect to, in connection with, or arising from any Purchaser Liabilities, then promptly following the filing by the Purchaser with the Securities and Exchange Commission (the "SEC") of a quarterly report relating to the most recent completed quarter for which such determination has been made, the Purchaser shall issue to the Vendors and/or their designees such number of Goldstrike Shares and Exchangeable Shares as would result from dividing (x) the whole dollar amount representing such Loss by
            (y) the Value of one Goldstike Share. The limit on the aggregate number of Issued Shares issuable under this section shall be 2,000,000 shares;

      (b) the Purchaser incurs any Loss with respect to, in connection with, or arising from any Corporation Liabilities, then promptly following the filing by the Purchaser with the SEC of a quarterly report relating to the most recently completed quarter for which such determination has been made, the Purchaser shall issue to the shareholders of the Purchaser other than shareholders who are Vendors or shareholders who acquired Goldstrike Shares from Vendors, such number of Goldstrike Shares as would result from dividing (q) the whole dollar amount representing such Loss by (r) the Value of one Goldstike Share. The limit on the aggregate number of Goldstrike Shares issuable under this section shall be 1,500,000 shares. In no event will shares be issued to holders of Exchangeable Shares.

      As used in this section:

      (a) "Loss" shall mean any and all costs and expenses, including reasonable attorneys' fees, court costs, reasonable accountants' fees, and damages and losses, net of any insurance proceeds actually received by the party suffering the Loss with respect thereto;

      (b) "Claims" shall include, but are not limited to, any claim, notice, suit, action, investigation, other proceedings (whether actual or threatened);

      (c) "Purchaser Liabilities" shall mean all Claims against and liabilities, obligations or indebtedness of any nature whatsoever of Leasco, whenever accruing, and the Purchaser accruing on or before the Closing Date (whether primary, secondary, direct, indirect, liquidated, unliquidated or contingent, matured or unmatured), including (i) any breach by the Purchaser or its subsidiaries of any of their respective representations or warranties set forth in
            Article 4 herein, (ii) any litigation threatened, pending or for which a basis exists that has resulted or may result in the entry of judgment in damages or otherwise against the Purchaser or its subsidiary; (iii) any and all outstanding debts owed by the Purchaser or its subsidiary; (iv) any and all internal or employee related disputes, arbitrations or administrative proceedings threatened, pending or otherwise outstanding, (v) any and all liens, foreclosures, settlements, or other threatened, pending or otherwise outstanding financial, legal or similar obligations of the Purchaser or its subsidiaries, as such Liabilities are determined by the Purchaser's independent auditors, on a quarterly basis, including all Liabilities for any taxes incurred by the Purchaser attributable to the Split-Off, and (vi) all fees and expenses incurred in connection with effecting the adjustments contemplated by this section.

      (d) "Corporation Liabilities" shall mean all Claims against and liabilities, obligations or indebtedness of any nature of the Corporation accruing on or before the Closing Date (whether primary, secondary, direct, indirect, liquidated, unliquidated or contingent, matured or unmatured), arising from any breach by the Corporation or its subsidiaries of any of their respective representations or warranties set forth in Article 3 herein.

      The Goldstrike Shares and Exchangeable Shares issued pursuant to Section 2.5(1)(a) shall be issued to each Vendor in the same proportion as to Goldstrike Shares and Exchangeable Shares originally issued to such Vendor.

Section 2.6 Withholding Where Vendor is Non-Resident

      Where a Vendor is a non-resident person for purposes of Section 116 of the Income Tax Act (Canada), if (i) a certificate pursuant to Section 116(2) of the Income Tax Act (Canada) with a certificate limit not less than the Purchase Price or (ii) a certificate pursuant to Section 116(4) of the Income Tax Act (Canada) is not delivered to the Purchaser at or before the Closing, the Purchaser shall be entitled to withhold from such Vendor 25% of the Issued Shares set opposite the Vendor's name on Schedule "A" until such time as a certificate is delivered or such Vendor delivers sufficient cash to the Purchaser to enable the Purchaser to pay the applicable withholding amount.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

Section 3.1 Representations and Warranties of the Vendors

      The Vendors hereby severally and not jointly represent and warrant as follows to the Purchaser and acknowledge and confirm that the Purchaser is relying upon the representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares:

      (a) Incorporation and Qualification. Where a vendor is a body corporate, such Vendor is a corporation incorporated, organized and existing under the laws of its jurisdiction of formation and has the corporate power to perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party;

      (b) Execution and Binding Obligation. This Agreement has been duly executed and delivered by such Vendor and constitutes a legal, valid and binding obligations of such Vendor, enforceable against such Person in accordance with its terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

      (c) No Other Agreements to Purchase. Except for the Purchaser's right under this Agreement, no Person has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for the purchase or acquisition from such Vendor of any of the Purchased Shares;

      (d) Title to Purchased Shares. Such Vendor owns the Purchased Shares as disclosed in Schedule "A" attached hereto as the registered and beneficial owner (except as set out on Schedule "A" attached hereto where such Vendor has beneficial title only) with a good title, free and clear of all Liens other than those restrictions on transfer, if any, contained in the articles of the Corporation. Upon completion of the transaction contemplated by this Agreement, the Purchaser will have good and valid title to the Purchased Shares, free and clear of all Liens other than (i) those restrictions on transfer, if any, contained in the articles of the Corporation, and (ii) Liens granted by the Purchaser;

      (e)   Residence   of  the  Vendor.   The  Vendor  is  a  resident  of  the
            jurisdiction set out in Schedule A within the meaning of the Income Tax Act (Canada).

Section 3.2 Representations and Warranties of the Corporation

      The Corporation hereby represents and warrants as follows to the Purchaser and acknowledges and confirms that the Purchaser is relying upon the representations and warranties in connection with the purchase by the Purchaser of the Purchased Shares.

Corporate Matters

      (a) Incorporation and Qualification. The Corporation is a corporation incorporated, organized and existing under the laws of Alberta and has the corporate power to perform its obligations under this Agreement and each of the Ancillary Agreements to which it is a party. The Corporation has the corporate power to own and operate its property, carry on its business and perform its obligation under each of the Ancillary Agreements and is duly qualified, licensed or registered to carry on business in the jurisdictions listed in
            Schedule  3.2(a)  attached  hereto.  The  jurisdictions   listed  in
            Schedule 3.2(a) attached hereto include all jurisdictions in which the nature of the Assets or the Business makes such qualification necessary or where the Corporation owns or leases any material Assets or conducts any material business;

      (b) Validity of Agreement. The execution, delivery and performance by the Corporation of this Agreement and each of the Ancillary
            Agreements:

            (i) have been duly authorized by all necessary corporate action on the part of the Corporation;

            (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under, any of the terms or provisions of its constating documents or by-laws or any contracts or instruments to which it is a party or pursuant to which any of its assets or property may be materially adversely affected;

            (iii) will not  result in a breach of, or cause the  termination  or revocation of, any Authorization held by the Corporation or necessary to the ownership of the Purchased Shares or the operation of the Business; and (iv) will not result in the violation of any Law;

      (c) Required Authorizations. There is no requirement to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Entity as a condition to the lawful completion of the transactions contemplated by this Agreement, except for the filings, notifications and Authorizations described in Schedule 3.2(c)
            attached hereto or that relate solely to the identity of the Purchaser or the nature of the business carried on by the Purchaser;

      (d) Execution and Binding Obligation. This Agreement and each of the Ancillary Agreements to which the Corporation is a party have been duly executed and delivered by the Corporation and constitute legal, valid and binding obligations of the Corporation enforceable against it in accordance with their respective terms subject only to any limitation under applicable laws relating to (i) bankruptcy, winding-up, insolvency, arrangement and other laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction;

      (e) Authorized and Issued Capital. The authorized capital of the Corporation consists of an unlimited number of preference shares and an unlimited number of common shares, of which (i) at this date, no preference shares and 12,600,000 common shares without giving effect to the common shares held as collateral as security for the Bridge Loan have been duly issued and are outstanding as fully paid and non-assessable common shares and no options to acquire common shares of the Corporation have been issued; and (ii) at the Closing Date, no preference shares and 12,600,000 common shares (and no more), and without giving effect to the common shares held as collateral as security for the Bridge Loan) shall have been duly issued and shall be outstanding as fully paid and non-assessable and no other securities shall be outstanding. All of the Purchased Shares have been issued in compliance with all applicable Laws including, without limitation, applicable securities laws;

      (f) No Other Agreements to Purchase. To the Corporation's knowledge, except for the Purchaser's right under this Agreement, no Person has any written or oral agreement, option or warrant or any right or privilege (whether by Law, pre-emptive or contractual) capable of becoming such for (i) the purchase or acquisition from any of the Vendors of any of the Purchased Shares, or (ii) the purchase, subscription, allotment or issuance of any of the unissued shares or other securities of the Corporation.

      (g) Dividends and Distributions. The Corporation has not, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so;

      (h) Corporate Records. The Corporate Records are complete and accurate in all material respects and all necessary corporate proceedings and actions reflected in the Corporate Records have been conducted or taken in compliance with all applicable Laws and with the articles and by-laws of the Corporation. Without limiting the generality of the foregoing (i) the minute books contain all material minutes of all meetings of the directors and shareholders held since incorporation and all such meetings were properly called and held,
            (ii) the minute books contain all material resolutions passed by the directors and shareholders (and committees, if any) and all such resolutions were properly passed, (iii) the share certificate books, register of shareholders and register of transfers are complete and accurate, all transfers have been properly completed and approved and any tax payable by the Corporation in connection with the transfer of any securities has been paid, and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers were properly elected or appointed, as the case may be. The Corporation is not currently subject to, or affected by, any unanimous shareholders agreement;

General Matters Relating to the Business

      (i)   Conduct of Business  in  Ordinary  Course.  Except as  disclosed  in
            Schedule 3.2(i) attached hereto, since the Interim Balance Sheet Date, the Business has been carried on in the Ordinary Course. Without limiting the generality of the foregoing, since the Interim Balance Sheet Date the Corporation has not:

            (i)   sold, transferred or otherwise disposed of any Assets;

            (ii) made any capital expenditure or commitment therefor which individually or in the aggregate exceeded $100,000, except in connection with the Argentine Acquisition;

            (iii) discharged  any secured or unsecured  obligation  or liability
                  (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceeded $100,000;

            (iv) increased its indebtedness for borrowed money or made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligation of any Person other than indebtedness incurred pursuant to the Bridge Loan;

            (v) made any bonus or profit sharing distribution or similar payment of any kind except as may be required by the terms of a Material Contract or Collective Agreement;

            (vi) removed any auditor or director or terminated any officer or other senior employee;

            (vii) written off as  uncollectible  any Accounts  Receivable  which
                  individually   or  in  the   aggregate   is  material  to  the
                  Corporation or is in excess of $100,000;

            (viii) granted any general increase in the rate of wages,  salaries,
                  bonuses  or  other   remuneration  of  any  employees  of  the
                  Corporation except as may be required by the terms of a Material Contract or Collective Agreement;

            (ix) suffered any extraordinary loss, whether or not covered by insurance;

            (x)   suffered   any   material   shortage  or  any   cessation   or
                  interruption of inventory shipments, supplies or ordinary services;

            (xi)  cancelled or waived any material claims or rights;

            (xii) compromised  or settled any  litigation,  proceeding  or other governmental action relating to the Assets, the Business or the Corporation;

            (xiii) cancelled or reduced any of its insurance coverage;

            (xiv) authorized,  agreed or otherwise committed,  whether or not in writing, to do any of the foregoing;

            In addition, since the Interim Balance Sheet Date the Corporation has not (i) except in connection with the transactions contemplated by this Agreement, made, and has not agreed to make, any change in any method of accounting or auditing practice, or (ii) amended or approved any amendment to its constating documents, by-laws or capital structure.

      (j) No Material Adverse Change. Since the Interim Balance Sheet Date, there has not been any material adverse change in the affairs, prospects, operations or condition of the Corporation, any material assets or the Business and to the best knowledge of the Management Shareholders no event has occurred or circumstance exists which may result in such a material adverse change;

      (k) Compliance with Laws. The Corporation is conducting and has always conducted the Business and any past business in compliance with all applicable Laws other than acts of non-compliance which, in the aggregate, are not material;

      (l) Authorizations. The Corporation owns, holds, possesses or lawfully uses in the operation of the Business, all Authorizations which are, in any manner, necessary for it to conduct the Business as presently or previously conducted or for the ownership and use of the Assets in compliance with all applicable Laws, except where the failure to so hold, possess or lawfully use any Authorization would not have a material adverse effect on its business. All Authorizations material to the Corporation or the Business are listed in Schedule 3.2(l) attached hereto (the "Material Authorizations"). Each Material Authorization is valid, subsisting and in good standing, the Corporation is not in default or breach of any Material Authorization and, to the knowledge of the Corporation, no proceeding is pending or threatened to revoke or limit any Material Authorization. All Material Authorizations are renewable by their terms or in the ordinary course of business without the need for the Corporation to comply with any special rules or procedures, agree to any materially different terms or conditions or pay any amounts other than routine filing fees.

Matters Relating to the Assets

      (m) Sufficiency of Assets. The Business is the only business operation carried on by the Corporation and the Assets include all rights and property necessary to the conduct of the Business after the Closing substantially in the same manner as it was conducted prior to the Closing.

      (n) Title to the Assets. The Corporation owns (with good title) all of the properties and Assets (whether real, personal or mixed and whether tangible or intangible) reflected as being owned by the Corporation in its financial Books and Records, and has legal and beneficial ownership of such owned Assets free and clear of all Liens except for Permitted Liens;

      (o) No Options, etc. No Person has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming such for the purchase or other acquisition from the Corporation of any of the Assets and other than Permitted Liens;

      (p) Condition of Tangible Assets. The buildings, plants, structures, equipment and other tangible personal property of the Corporation (including the Buildings and Fixtures) are in good operating condition and repair having regard to their use and age and are adequate and suitable for the uses to which they are presently being put. None of such buildings, plants, structures, equipment or other property are in need of maintenance or repairs except for ordinary routine maintenance and repairs that are not material in nature or cost;

      (q) Owned Property. The Corporation does not currently have and has never had any Owned Properties.

      (r) Leases. The Corporation is not a party to, or under any agreement to become a party to, any lease with respect to real property other than the Leases, copies of which have been provided to the Purchaser. Each Lease is in good standing, creates a good and valid leasehold estate in the Leased Properties thereby demised and is in full force and effect without amendment, except as disclosed in
            Schedule 3.2(r) attached hereto. With respect to each Lease (i) the Lease (or a notice in respect of the Lease) has been properly registered in the appropriate land registry office if so required,
            (ii) all rents and additional rents have been paid, (iii) no waiver, indulgence or postponement of the lessee's obligations has been granted by the lessor, (iv) there exists no event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default under the Lease, and (v) to the knowledge of the Corporation, all of the covenants to be performed by any party
            (other than the Corporation) under the Lease have been fully performed. Each of the Leased Properties is adequate and suitable for the purposes for which it is presently being used and the Corporation has adequate rights of ingress and egress into each of the Leased Properties for the operation of the Business in the Ordinary Course. Schedule 3.2(r) attached hereto contains a list of all of the Leases setting out, in respect of each Lease, a description of the leased premises (by municipal address and proper legal description), the term of the Lease, the rental payments under the Lease (specifying any breakdown of base rent and additional rents), any rights of renewal and the term thereof, and any restrictions on assignment or change of control of the Corporation;

      (s) Material Contracts. Except for the Contracts described in Schedule 3.2(s) attached hereto (collectively, the "Material Contracts") and the Leases, the Corporation is not a party to or bound by:

            (i) any distributor, sales, advertising, agency or manufacturer's representative Contract;

            (ii) any continuing Contract for the purchase of materials, supplies, equipment or services involving in the case of any such Contract more than $100,000 over the life of the Contract;

            (iii) any  Contract  that expires or may be renewed at the option of any Person other than the Corporation so as to expire more than one year after the date of this Agreement;

            (iv) any trust indenture, mortgage, promissory note, loan agreement or other Contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

            (v) any Contract for capital expenditures in excess of $100,000 in the aggregate;

            (vi) any confidentiality, secrecy or non-disclosure Contract or any Contract limiting the freedom of the Corporation to engage in any line of business, compete with any other Person, operate its assets at maximum production capacity or otherwise conduct its business other than such agreements entered into in the Ordinary Course;

            (vii) any Contract  pursuant to which the Corporation is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

            (viii) any Contract with any Person with whom the Corporation or the
                  Vendors do not deal at arm's length within the meaning of the Income Tax Act (Canada); or

            (ix) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

      (t) No Breach of Material Contracts. The Corporation has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default of any Material Contract. Each of the Material Contracts is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the purchase of the Purchased Shares) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Purchaser or made available to its counsel;

      (u) No Breach of Other Contracts. Except for certain acts of default or breach which, in the aggregate, are not material, the Corporation has not violated or breached, in any material respect, any of the terms or conditions of any Contract (other than the Material Contracts), and to the Corporation's knowledge, except for certain failures to perform which, in the aggregate, are not material, all the covenants to be performed by any other party to such Contract have been fully performed, in all material respects;

      (v) Accounts Receivable. All Accounts Receivable are bona fide, and, subject to an allowance for doubtful accounts that has been reflected on the books of the Corporation in accordance with GAAP and consistent with past practice, collectible without set-off or counterclaim;

      (w) Intellectual Property. Attached as Schedule 3.2(w) attached hereto is a complete and accurate list of all Intellectual Property (other than commercially available software) owned or used by the Corporation in carrying on the Business.

      (x) Subsidiaries. Other than Gran Tierra Energy Argentina S.A. and Petroleros Canadienses de Ecuador S.A., the Corporation has no subsidiaries and holds no shares or other ownership, equity or proprietary interests in any other Person;

Financial Matters

      (y) Books and Records. All accounting and financial Books and Records have been fully, properly and accurately kept and completed in all material respects. The Books and Records and other data and information are not recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which are not available to the Corporation in the Ordinary Course;

      (z) Financial Statements. The audited statements of the Acquired Properties for the fiscal years ended December 31, 2003 and December 31, 2004 provided to the Purchaser (the "Year-End Financial Statements") and the Interim Financial Statements of the Acquired Properties and the Corporation have been prepared in accordance with GAAP applied on a basis consistent with those of previous fiscal years and each presents fairly:

            (i) the assets, liabilities, (whether accrued, absolute, contingent or otherwise) and financial position of the Acquired Properties and the Corporation as of the respective dates of the relevant statements; and

            (ii)  the  income  derived  from  the  Acquired  Properties  and the
                  Corporation   during  the  periods  covered  by  the  Year-End
                  Financial Statements and the Interim Financial Statements;

            True,   correct  and  complete  copies  of  the  Year-End  Financial
            Statements and the Interim Financial Statements for the Acquired Properties and the Corporation are attached as Schedule "B".

      (aa) No Liabilities. Except as disclosed in this Agreement and as incurred in connection with the Bridge Loan and the Argentine Acquisition (including Schedule 3.2(aa) attached hereto) or reflected or reserved against in the balance sheet forming part of the Interim Financial Statements, the Corporation has no liabilities or obligations of any nature (whether absolute, accrued, contingent or otherwise) except for current liabilities incurred in the Ordinary Course since the Interim Balance Sheet Date;

      (bb) Bank Accounts and Powers of Attorney. Schedule 3.2(bb) attached hereto is a correct and complete list showing (i) the name of each bank in which the Corporation has an account or safe deposit box and the names of all Persons authorized to draw on the account or to have access to the safety deposit box, and (ii) the names of all Persons holding powers of attorney from the Corporation.

Particular Matters Relating to the Business

      (cc) Environmental Matters. Except as set forth in Schedule 3.2(cc) attached hereto:

            (i) none of the real properties (including, without limitation, the Subject Properties) currently or, to the knowledge of the Corporation, formerly owned, leased or used by the Corporation or over which the Corporation has or had charge, management or control (i) has ever been used by any Person as a waste disposal site or as a licensed landfill, or (ii) has ever had asbestos, asbestos-containing materials, PCBs, radioactive substances or aboveground or underground storage systems, active or abandoned, located on, at or under them; and

            (ii) the Corporation has not been required by any Governmental Entity to (i) alter any of the Subject Properties in a material way in order to be in compliance with Environmental Laws, or (ii) perform any environmental closure, decommissioning, rehabilitation, restoration or post-remedial investigations, on, about, or in connection with any real property;

      (dd)  Employees. Except as set forth in Schedule 3.2(dd) attached hereto:

            (i) the Corporation is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages and hours of work;

            (ii) the Corporation has not and is not engaged in any unfair labour practice and no unfair labour practice complaint, grievance or arbitration proceeding is pending or, to the best of the knowledge of the Corporation, threatened against the Corporation;

            (iii) no  collective   bargaining   agreement  is  currently   being
                  negotiated by the Corporation with respect to any employees of the Corporation and no collective agreements are in force. No union representation question exists respecting the employees of the Corporation. There is no labour strike, dispute, work slowdown or work stoppage pending or involving or, to the best of the knowledge of the Management Shareholders, threatened against the Corporation; and

            (iv) all amounts due or accrued due for all salary, wages, bonuses, commissions, vacation with pay, pension benefits or other employee benefits are reflected in the Books and Records;

            Schedule 3.2(dd) attached hereto contains a correct and complete list of each employee, director, independent contractor, consultant and agent of the Corporation, whether actively at work or not in each case whose annual income or commission exceeds $75,000.00, their salaries, wage rates, commissions and consulting fees, bonus arrangements, benefits, positions, ages, status as full-time or part-time employees and length of service. No employee of the Corporation has any agreement as to length of notice or severance payment required to terminate his or her employment, other than such as results by Law from the employment of an employee without an agreement as to notice or severance.

      (ee)  Employee Plans.

            The Corporation does not currently have an Employee Plan and will not, as of the Closing Date, have implemented an Employee Plan (it being understood that in connection with the transactions contemplated hereby the Purchaser shall establish an employee stock option plan (the "Option Plan") for the benefit of the employees of the Corporation);

      (ff) Insurance. Schedule 3.2(ff) attached hereto contains insurance policies which are maintained by the Corporation setting out, in respect of each policy, a description of the type of policy, the name of insurer, the coverage allowance, the expiration date, the annual premium and any pending claims. The Corporation is not in default with respect to any of the provisions contained in the insurance policies, the payment of any premiums under any insurance policy and has not failed to give any notice or to present any claim under any insurance policy in a due and timely fashion. There has not been any material adverse change in the relationship of the Corporation with its insurers, the availability of coverage, or in the premiums payable pursuant to the policies;

      (gg) Litigation. There are no actions, suits or proceedings, at law or in equity, by any Person (including, without limitation, the Corporation), nor any arbitration, administrative or other proceeding (collectively "Legal Proceedings") by or before (or to the knowledge of the Corporation any investigation by) any
            Governmental   Entity   pending,   or,  to  the   knowledge  of  the
            Corporation, threatened against or adversely affecting the Corporation, the Business or any of the material Assets, and the Corporation has no knowledge of a valid basis for any such Legal Proceedings by or against the Corporation. The Corporation is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has the Corporation settled any claim prior to being prosecuted in respect of it.

      (hh) Taxes. The Corporation has filed or caused to be filed, within the times and in the manner prescribed by Law, all federal, provincial, local and foreign tax returns and tax reports which are required to be filed by or with respect to the Corporation. The information contained in such returns and reports is correct and complete and, to the knowledge of the Corporation, such returns and reports reflect accurately all liability for taxes of the Corporation for the periods covered thereby. All federal, provincial, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) that are or may become payable by or due from the Corporation have been fully paid or fully disclosed and fully provided for in the Books and Records and the Interim Financial Statements. There are no claims, actions, suits or proceedings (or, to the knowledge of the Corporation, any investigation) pending, or to the knowledge of the Corporation, threatened against the Corporation or the Acquired Properties relating to taxes and the Corporation knows of no valid basis for any such claim, action, suit, proceeding, investigation or discussion. The Corporation has withheld from each payment made by it the amount of all taxes and other deductions required to be withheld therefrom and has paid the same to the proper taxing or other authority within the time prescribed under any applicable Law. The Corporation is a registrant for purposes of the tax imposed under Part IX of the Excise Tax Act (Canada).

      (ii) Full Disclosure. Neither this Agreement nor any Ancillary Agreement to which the Vendors or the Corporation is a party (i) contains any untrue statement of a material fact in respect of any of the Vendors or the Corporation, or (ii) omits any statement of a material fact necessary in order to make the statements in the Agreement or any Ancillary Agreement in respect of the Vendors or the Corporation contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 4.1 Representations and Warranties of the Purchaser

      The Purchaser represents and warrants as follows to the Vendors and acknowledges and confirms that the Vendors are relying on such representations and warranties in connection with the sale by the Vendors of the Purchased
Shares:

      (a) Incorporation and Corporate Power. Each of Purchaser, CallCo, LeaseCo and ExchangeCo is a corporation incorporated, in good standing and existing under the Laws of its jurisdiction of incorporation and has the corporate power to own and operate its property and carry on its business and has authority to enter into and perform its obligations under this Agreement and each of the Ancillary Documents to which it is a party.

      (b) Qualification. Each of Purchaser, CallCo and ExchangeCo is duly qualified, licensed or registered to carry on business in each jurisdiction in which the nature of its business or assets requires it to be qualified, licensed or registered.

      (c) Validity of Agreement. The execution, delivery and performance by each of Purchaser, CallCo and ExchangeCo of this Agreement and each of the Ancillary Documents to which it is a party:

            (i) have been duly authorized, or will by Closing be duly authorized, by all necessary corporate action on the part of each of Purchaser, CallCo and ExchangeCo;

            (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a breach or a violation of, or conflict with, or allow any other Person to exercise any rights under any of the terms or provisions of its constating documents or by-laws or any material contract; and

            (iii) will not result in the violation of any Law.

      (d) Execution and Binding Obligation. This Agreement and each of the Ancillary Documents to which the Purchaser, CallCo, Leaseco or ExchangeCo is a party has been duly executed and delivered by the Purchaser, CallCo, Leaseco and ExchangeCo, as the case may be, and constitute legal, valid and binding obligations of the Purchaser, CallCo, Leaseco and ExchangeCo, as the case may be, enforceable against  it in  accordance  with  their  terms  subject  only to any limitation under applicable Laws relating to (i) bankruptcy, winding-up, insolvency, reorganization, arrangement and other similar Laws of general application affecting the enforcement of creditors' rights, and (ii) the discretion that a court may exercise in the granting of equitable remedies such as specific performance and injunction and general equitable principals.

      (e) Required Authorizations. None of the Purchaser, CallCo, Leaseco or ExchangeCo is required to make any filing with, give any notice to, or obtain any Authorization of, any Governmental Entity or Person as a condition to the lawful completion of all the transactions contemplated in this Agreement and each of the Ancillary Documents to which the Purchaser, CallCo, Leaseco or ExchangeCo is a party, except for the filings, notifications and Authorizations described in Schedule 6.1(c) attached hereto.

      (f) No Material Adverse Change. On or prior to the date hereof there has not been any material adverse change in the affairs, operations, business, assets or condition of the business of the Purchaser, except as disclosed in the Purchaser Reports (as hereinafter defined) or the Confidential Information Memorandum attached hereto as Schedule "E".

      (g) Compliance with Laws. The Purchaser is conducting and has always conducted its business and any past business in compliance with all applicable Laws other than acts of non-compliance which, in the aggregate, would not have a material adverse effect on the Purchaser's business.

      (h) Authorizations. Purchaser owns, holds, possesses or lawfully uses, in the operation of its business, all Authorizations which are necessary for it to conduct such business, as presently conducted or for the ownership and use of its assets in compliance with all applicable Laws, except where the failure to so hold, possess or lawfully use any Authorization would not have a material adverse effect on its business on the Purchaser's business.

      (i)   Material   Contracts.   The  Purchaser  has  performed  all  of  the
            obligations required to be performed by it and is entitled to all benefits under, and is not in material default or alleged to be in material default in respect of, any material contract relating to the assets of Purchaser to which it is a party or beneficially entitled, bound under or subject to or by which it is otherwise bound; all such Purchaser material contracts are in good standing and in full force and effect; and no event, condition or occurrence exists which, after notice or lapse of time or both, would constitute a material default under any of the foregoing or which would detrimentally affect the entitlement of Purchaser to the benefit of such material contracts.

      (j) Purchaser Shares. The Consideration Shares to be issued at the Closing and the Goldstrike Shares to be issued from time to time on exchange of the Exchangeable Shares will be duly authorized and validly issued by Purchaser on their respective dates of issuance and will be fully paid and non-assessable securities.

      (k)   Authorized  and  Issued  Capital.  The  authorized  capital  of  the
            Purchaser consists of (1) 75,000,000 shares of common stock, par value $0.001 per share, of which 23,507,089 (and no more) have been duly issued and are outstanding as fully paid and non-assessable common shares, 6,470,933 warrants to acquire common shares of the Purchaser have been issued and no options to acquire common shares of the Purchaser have been issued; (ii) one share, par value of $0.001, designated as Special Voting Stock, which is not currently outstanding and (iii) 5,000,000 shares of preferred stock, par value $0.001 per share, none of which is issued and outstanding. Immediately prior to the Closing, and after giving effect to the transactions contemplated by the Split-Off Agreement, the Purchaser will have issued and outstanding 21,941,871 shares of common stock and 6,470,933 warrants;

      (l) Corporate Records. The corporate records of each of the Purchaser, CallCo and ExchangeCo are complete and accurate and all corporate proceedings and actions reflected in the corporate records of each of the Purchaser, CallCo and ExchangeCo have been conducted or taken in compliance with all applicable Laws and with the articles and by-laws of each of the Purchaser, CallCo and ExchangeCo. Without limiting the generality of the foregoing, (i) the minute books of each of the Purchaser, CallCo and ExchangeCo contain complete and accurate minutes of all meetings of the directors and shareholders held since incorporation and all such meetings were properly called and held, (ii) the minute books of each of Purchaser, CallCo and ExchangeCo contain all resolutions passed by the directors and shareholders (and committees, if any) and all such resolutions were properly passed, (iii) the share certificate books, register of shareholders and register of transfers are complete and accurate, all transfers have been properly completed and approved and any tax payable in connection with the transfer of any securities has been paid, and (iv) the registers of directors and officers are complete and accurate and all former and present directors and officers were properly elected or appointed, as the case may be. Each of Purchaser, CallCo and ExchangeCo has never been subject to, or affected by, any unanimous shareholders agreement.

      (m) Subsidiaries. Other then Callco, Exchangco and Leasco, the Purchaser does not have any Subsidiaries.

      (n) Authorization and Issuance. The Exchangeable Shares and Goldstrike Shares to be issued pursuant to this Agreement shall be validly authorized and upon the Closing Date shall be validly issued, fully paid and non-assessable.

      (o) Exchange Act Reports. The Purchaser has furnished or made available to the Corporation complete and accurate copies, as amended or supplemented, of its (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as filed with the SEC, and (b) all other reports filed by the Purchaser under Section 13 or 15 of the Exchange Act with the SEC since the Purchase became subject to the reporting provisions of the Exchange Act (such reports are collectively referred to herein as the "Purchaser Reports"). The Purchaser Reports constitute all of the documents required to be filed by the Purchaser under Section 13 or 15 of the Exchange Act with the SEC through the date of this Agreement. The Purchaser Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder when filed. As of their respective dates, the Purchaser Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

      (p)   Compliance with Laws. Each of the Purchaser and its Subsidiaries:

            (i) has conducted the operations of their respective businesses in compliance with all applicable Law, except for any violations or defaults that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. For purposes of this Agreement, "Purchaser Material Adverse Effect" means a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Purchaser and its subsidiaries, taken as a whole;

            (ii) has complied with all federal and state securities laws and regulations, including being current in all of its reporting obligations under such federal and state securities laws and regulations;

            (iii) has not,  and the past and  present  officers,  directors  and affiliates (an "Affiliate"), as defined in Rule 12b-2 under the Exchange Act, of the Purchaser have not, been the subject of, nor does any officer or director of the Purchaser have any reason to believe that Purchaser or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws;

            (iv) has not been the subject of any voluntary or involuntary bankruptcy proceeding, nor has it been a party to any material litigation;

            (v) any agreement under which the consequences of a default or termination would reasonably be expected to have a Purchaser Material Adverse Effect;

            (vi) has not, and the past and present officers, directors and Affiliates have not, been the subject of, nor does any officer or director of the Purchaser have any reason to believe that the Purchaser or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative investigation or proceeding brought by any federal or state agency having regulatory authority over such entity or person;

            (vii) does not and will not on the  Closing,  have any  liabilities, contingent or otherwise, including but not limited to notes payable and accounts payable, and is not a party to any executory agreements; and

            (viii) is not a "blank  check  company"  as such term is  defined by
                  Rule 419 of the Securities Act.

      (q) Financial Statements. The Purchaser has provided or made available to the Corporation the unaudited and consolidated balance sheet (the "Purchaser Interim Balance Sheet") as of and for the six months ended June 30, 2005 (the "Purchaser Interim Balance Sheet Date") and related statements of operations and cash flows (collectively, the "Purchaser Interim Financial Statements. The audited financial statements and unaudited interim financial statements of the Purchaser included in the Purchaser Reports and the Purchaser Interim Financial Statements (collectively, the "Purchaser Financial Statements") (i) complied as to form in all material respects with applicable accounting requirements and, as appropriate, the published rules and regulations of the SEC with respect thereto when filed, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-QSB under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Purchaser as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Purchaser.

      (r) Litigation. Except as disclosed in the Purchaser Reports, there are no Legal Proceedings, by any Person (including, without limitation, the Purchaser), nor any Legal Proceeding by or before (or to the best of the knowledge of the Purchaser any investigation by) any Governmental Entity pending, or, to the best of the knowledge of the Purchaser, threatened against or adversely affecting the Purchaser which, if determined adversely to the Purchaser, could have, individually or in the aggregate, a Purchaser Material Adverse Effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement, and the Purchaser knows of no valid basis for any such action, suit, proceeding, arbitration or investigation by or against the Purchaser. The Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding nor has the Purchaser settled any claim prior to being prosecuted in respect of it. The Purchaser is not the plaintiff or complainant in any Legal Proceeding.

      (s) Undisclosed Liabilities. None of the Purchaser and its subsidiaries has any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for (a) liabilities shown on the Purchaser Interim Balance Sheet, (b) liabilities which have arisen since the Purchaser Interim Balance Sheet Date in the Ordinary Course and (c) contractual and other liabilities incurred in the Ordinary Course which are not required by GAAP to be reflected on a balance sheet.

      (t)   Tax Matters.

            (i) For purposes of this Agreement, the following terms shall have the following meanings:

                  (A) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

                  (B) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

            (ii) By the Closing the Purchaser shall have filed all Tax Returns that it was required to file, and all such Tax Returns will be complete and accurate in all material respects. Neither the Purchaser nor any subsidiary is or has ever been a member of a group of corporations with which it has filed (or been required to file) consolidated, combined or unitary Tax
                  Returns, other than a group of which only the Purchaser and the Subsidiaries are or were members. The unpaid Taxes of the Purchaser and the Subsidiaries for tax periods through the Purchaser Interim Balance Sheet Date do not exceed the accruals and reserves for Taxes (excluding accruals and reserves for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Purchaser Interim Balance Sheet. Neither the Purchaser nor any subsidiary has any actual or potential liability for any Tax obligation of any taxpayer (including without limitation any affiliated group of corporations or other entities that included the Purchaser or any subsidiary during a prior period) other than the Purchaser and the subsidiaries. All Taxes that the Purchaser or any subsidiary is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

            (iii) Neither the Purchaser nor any subsidiary: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Purchaser or the subsidiaries are subject to an election under Section 341(f) of the Code;
                  (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code; (iv) has any actual or potential liability for any Taxes of any person (other than the Purchaser and its subsidiaries) under Treasury Regulation Section 1.1502 6 (or any similar provision of federal, state, local, or foreign law), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

            (iv) None of the assets of the Purchaser or any subsidiary: (i) is property that is required to be treated as being owned by any other person pursuant to the provisions of former Section 168(f)(8) of the Code; (ii) is "tax-exempt use property" within the meaning of Section 168(h) of the Code; or (iii) directly or indirectly secures any debt the interest on which is tax exempt under Section 103(a) of the Code.

            (v) Neither the Purchaser nor any subsidiary has undergone a change in its method of accounting resulting in an adjustment to its taxable income pursuant to Section 481 of the Code.

            (vi) No state or federal "net operating loss" of the Purchaser determined as of the Closing Date is subject to limitation on its use pursuant to Section 382 of the Code or comparable provisions of state law as a result of any "ownership change" within the meaning of Section 382(g) of the Code or comparable provisions of any state law occurring prior to the Closing Date.

      (u) Assets. The Purchaser owns or leases all tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. No asset of the Purchaser (tangible or intangible) is subject to any Lien.

      (v)   Owned Real Property. The Purchaser does not own any real property.

      (w) Real Property Leases. The Purchaser does not lease any real property.

      (x)   Contracts.

            (i) Schedule 4.1(x) attached hereto lists the following agreements (written or oral) to which the Purchaser is a party as of the date of this Agreement:

                  (A) any agreement (or group of related agreements) for the lease of personal property from or to third parties;

                  (B) any agreement (or group of related agreements) for the purchase or sale of products or for the furnishing or receipt of services (A) which calls for performance over a period of more than one year, (B) which involves more than the sum of $5,000, or (C) in which the Purchaser has granted manufacturing rights, "most favored nation" pricing provisions or exclusive marketing or distribution rights relating to any products or territory or has agreed to purchase a minimum quantity of goods or services or has agreed to purchase goods or services exclusively from a certain party;

                  (C)   any  agreement   establishing  a  partnership  or  joint
                        venture;

                  (D) any agreement (or group of related agreements) under which it has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness (including capitalized lease obligations) involving more than $5,000 or under which it has imposed (or may impose) a Lien on any of its assets, tangible or intangible;

                  (E)   any    agreement    concerning     confidentiality    or
                        noncompetition;

                  (F)   any employment or consulting agreement;

                  (G)   any  agreement   involving  any  officer,   director  or
                        stockholder of the Purchaser or any Affiliate thereof;

                  (H) any agreement under which the consequences of a default or termination would reasonably be expected to have a Purchaser Material Adverse Effect;

                  (I) any agreement which contains any provisions requiring the Purchaser to indemnify any other party thereto (excluding indemnities contained in agreements for the purchase, sale or license of products entered into in the Ordinary Course); and

                  (J) any other agreement (or group of related agreements) either involving more than $5,000 or not entered into in the Ordinary Course.

            (ii) The Purchaser has delivered or made available to the Corporation a complete and accurate copy of each agreement listed in Schedule 4.1(x) attached hereto. With respect to each agreement so listed: (i) the agreement is legal, valid, binding and enforceable and in full force and effect; (ii) the agreement will continue to be legal, valid, binding and enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing; and (iii) neither the Purchaser nor, to the knowledge of the Purchaser, any other party, is in breach or violation of, or default under, any such agreement, and no event has occurred, is pending or, to the knowledge of the Purchaser, is threatened, which, after the giving of notice, with lapse of time, or otherwise, would constitute a breach or default by the Purchaser or, to the knowledge of the Purchaser, any other party under such contract.

      (y) Accounts Receivable. All accounts receivable of the Purchaser reflected on the Purchaser Interim Balance Sheet are valid receivables subject to no setoffs or counterclaims and are current and collectible (within 90 days after the date on which it first became due and payable), net of the applicable reserve for bad debts on the Purchaser Interim Balance Sheet. All accounts receivable reflected in the financial or accounting records of the Purchaser that have arisen since the Purchaser Interim Balance Sheet Date are valid receivables subject to no setoffs or counterclaims and are collectible (within 90 days after the date on which it first became due and payable), net of a reserve for bad debts in an amount proportionate to the reserve shown on the Purchaser Interim Balance Sheet Date.

      (z) Insurance. Schedule 4.1(y) attached hereto lists each insurance policy (including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Purchaser is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Purchaser. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Purchaser will not be liable for retroactive premiums or similar payments, and the Purchaser is otherwise in compliance in all material respects with the terms of such policies. The Purchaser has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

      (aa)  Employees. The Purchaser currently has no employees.

      (bb)  Employee Benefits.

            (i) For purposes of this Agreement, the following terms shall have the following meanings:

                  (A) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                  (B) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (C) "ERISA Affiliate" means any entity which is, or at any applicable time was, a member of (1) a controlled group of corporations (as defined in Section 414(b) of the Code), (2) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or
                        (3) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under
                        Section 414(o) of the Code), any of which includes or included the Corporation or a subsidiary.

            (ii) Schedule 4.1(aa) attached hereto contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Purchaser, any Subsidiary or any ERISA Affiliate. Complete and accurate copies of (i) all Employee Benefit Plans which have been reduced to writing, (ii) written summaries of all unwritten Employee Benefit Plans, (iii) all related trust agreements, insurance contracts and summary plan descriptions, and (iv) all annual reports filed on IRS Form 5500, 5500C or 5500R and (for all funded plans) all plan financial statements for the last five plan years for each Employee Benefit Plan, have been delivered or made available to the Purchaser. Each Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of the Purchaser, the subsidiaries and the
                  ERISA Affiliates has in all material respects met its obligations with respect to such Employee Benefit Plan and has made all required contributions thereto. The Purchaser, each subsidiary, each ERISA Affiliate and each Employee Benefit Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including without limitation Section 4980 B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Employee Benefit Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been duly submitted.

            (iii) To  the  knowledge  of  the  Purchaser,  there  are  no  Legal
                  Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability.

            (iv) All the Employee Benefit Plans that are intended to be qualified under Section 401(a) of the Code have received determination letters from the Internal Revenue Service to the effect that such Employee Benefit Plans are qualified and the plans and the trusts related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, no such determination letter has been revoked and revocation has not been threatened, and no such Employee Benefit Plan has been amended since the date of its most recent determination letter or application therefor in any respect, and no act or omission has occurred, that would adversely affect its qualification or materially increase its cost. Each Employee Benefit Plan which is required to satisfy
                  Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of,
                  Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

            (v) Neither the Purchaser, any subsidiary, nor any ERISA Affiliate has ever maintained an Employee Benefit Plan subject to
                  Section 412 of the Code or Title IV of ERISA.

            (vi) At no time has the Purchaser, any subsidiary or any ERISA Affiliate been obligated to contribute to any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

            (vii) There are no unfunded  obligations  under any Employee Benefit
                  Plan providing benefits after termination of employment to any employee of the Purchaser or any subsidiary (or to any beneficiary of any such employee), including but not limited to retiree health coverage and deferred compensation, but excluding continuation of health coverage required to be continued under Section 4980B of the Code or other applicable law and insurance conversion privileges under state law. The assets of each Employee Benefit Plan which is funded are reported at their fair market value on the books and records of such Employee Benefit Plan.

            (viii) No act or omission has occurred and no condition  exists with respect to any Employee Benefit Plan maintained by the Purchaser, any subsidiary or any ERISA Affiliate that would subject the Purchaser, any subsidiary or any ERISA Affiliate to (i) any material fine, penalty, tax or liability of any kind imposed under ERISA or the Code or (ii) any contractual indemnification or contribution obligation protecting any fiduciary, insurer or service provider with respect to any Employee Benefit Plan.

            (ix) No Employee Benefit Plan is funded by, associated with or related to a "voluntary employee's beneficiary association" within the meaning of Section 501(c)(9) of the Code.

            (x) Each Employee Benefit Plan is amendable and terminable unilaterally by the Purchaser at any time without liability to the Purchaser as a result thereof and no Employee Benefit Plan, plan documentation or agreement, summary plan description or other written communication distributed generally to employees by its terms prohibits the Purchaser from amending or terminating any such Employee Benefit Plan.

            (xi) Schedule 4.1(aa) attached hereto discloses each: (i) agreement with any stockholder, director, executive officer or other key employee of the Purchaser (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Purchaser of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such director, executive officer or key employee; (ii) agreement, plan or arrangement under which any person may receive payments from the Purchaser that may be subject to the tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under
                  Section 280G of the Code; and (iii) agreement or plan binding the Purchaser, including without limitation any stock option plan, stock appreciation right plan, restricted stock plan, stock purchase plan, severance benefit plan or Employee Benefit Plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The accruals for vacation, sickness and disability expenses are accounted for on the Purchaser Interim Balance Sheet and are adequate and properly reflect the expenses associated therewith in accordance with generally accepted accounting principles.

      (cc)  Environmental Matters.

            (i) Each of the Purchaser and the subsidiaries has complied with all applicable Environmental Laws, except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect. There is no pending or, to the knowledge of the Purchaser, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Purchaser or any subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Purchaser Material Adverse Effect.

            (ii) Set forth in Schedule 4.1(bb) attached hereto is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Purchaser or a subsidiary (whether conducted by or on behalf of the Purchaser or a subsidiary or a third party, and whether done at the initiative of the Purchaser or a subsidiary or directed by a Governmental Entity or other third party) which were issued or conducted during the past two years and which the Purchaser has possession of or access to. A complete and accurate copy of each such document has been provided to the Purchaser.

            (iii) The  Purchaser  is not  aware  of any  material  environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Purchaser or any subsidiary.

      (dd) Certain Business Relationships With Affiliates. No Affiliate of the Purchaser or of any subsidiary (a) owns any property or right, tangible or intangible, which is used in the business of the Purchaser or any subsidiary, (b) has any claim or cause of action against the Purchaser or any subsidiary, or (c) owes any money to, or is owed any money by, the Purchaser or any subsidiary. Schedule 4.1(dd) attached hereto describes any transactions involving the receipt or payment in excess of $5,000 in any fiscal year between the Purchaser or a subsidiary and any Affiliate thereof which have occurred or existed since the beginning of the time period covered by the Purchaser Financial Statements, other than employment agreements.

      (ee) Split-Off. Prior to or simultaneously with the Closing, the Purchaser will have discontinued all of its business operations which it conducted prior to the Closing by consummating the transactions contemplated by the Split-Off Agreement. Upon the closing of the transactions contemplated by the Split-Off Agreement, the Purchaser will have no material liabilities, contingent or otherwise in any way related to its pre-Closing business operations.

      (ff) Interested Party Transactions. Except for the Split-Off Agreement, to the knowledge of the Purchaser, no officer, director or stockholder of Purchaser or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such person has had, either directly or indirectly, (a) an interest in any person that (i) furnishes or sells services or products that are furnished or sold or are proposed to be furnished or sold by Purchaser or any subsidiary or (ii) purchases from or sells or furnishes to Purchaser or any subsidiary any goods or services, or
            (b) a beneficial interest in any contract or agreement to which Purchaser or any subsidiary is a party or by which it may be bound or affected. Neither Purchaser nor any subsidiary has extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Purchaser or any subsidiary.

      (gg) Accountants. Moen and Company is and has been throughout the periods covered by such financial statements (a) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002, (b) "independent" with respect to Purchaser within the meaning of Regulation S-X and (c) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the related rules of the Commission and the Public Company Accounting Oversight Board. Schedule 4.1(gg) attached hereto lists all non-audit services performed by Moen and Company for Purchaser and/or any of subsidiary for the last two fiscal years. None of the reports of Moen and Company on the financial statements of Purchaser for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified as to uncertainty, audit scope, or accounting principles. During Purchaser's two most recent fiscal years and the subsequent interim periods, there were no disagreements with Moen and Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures. None of the reportable events listed in Item 304(a)(1)(iv) of Regulation S-B occurred with respect to Moen and Company.

      (hh) Full Disclosure. Neither this Agreement nor any of the documents to be delivered by the Purchaser pursuant to this Agreement nor the Offering Memorandum of the Purchaser attached hereto as Schedule "E" contain any untrue statements of a material fact, or to the Purchaser's knowledge, omit to state a material fact necessary to make the statements contained herein or therein in light of the circumstances under which they were made not misleading.

                                   ARTICLE 5
                      PRE-CLOSING COVENANTS OF THE PARTIES

Section 5.1 Conduct of Business Prior to Closing

      (a) During the Interim Period, the Corporation will conduct the Business in the Ordinary Course.

      (b) Without limiting the generality of this Section 5.1, and except in connection with the transactions contemplated hereby, the Vendors will not permit the Corporation to:

            (i) sell, transfer or otherwise dispose of any of the Assets except for (i) Assets which are obsolete and which individually or in the aggregate do not exceed $100,000, or
                  (ii) inventory sold in the Ordinary Course;

            (ii) make any capital expenditure or commitment therefor which individually or in the aggregate exceeds $100,000 except as may be required in connection with maintaining the Corporation's interest in the Acquired Properties in good standing;

            (iii) discharge  any secured or  unsecured  obligation  or liability
                  (whether accrued, absolute, contingent or otherwise) which individually or in the aggregate exceeds $100,000 other than obligations incurred in connection with the Argentine Acquisition;

            (iv) increase its indebtedness for borrowed money or make any loan or advance or assume, guarantee or otherwise become liable with respect to the liabilities or obligations of any other Person other than indebtedness to the Purchaser as contemplated by the Bridge Loan Agreement;

            (v) make any bonus or profit sharing distribution or similar payment of any kind except as may be required by the terms of a Material Contract or Collective Agreement;

            (vi) remove the auditor or any director or terminate any officer or other senior employee;

            (vii) grant any  general  increase  in the rate of wages,  salaries, bonuses or other remuneration of any employees except as may be required by the terms of a Material Contract or Collective Agreement;

            (viii) cancel or waive any material claims or rights;

            (ix) enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to all or any material portion of Assets, the Business or the Corporation;

            (x)   cancel or reduce any of its insurance coverage;

            (xi)  agree, whether or not in writing, to do any of the foregoing.

      (c) Without limiting the generality of this Section 5.1, the Corporation will:

            (i) maintain the Assets, where applicable, in good state of repair and condition;

            (ii) comply with all Authorizations and contractual obligations under the Contracts, except for legitimate disputes pursued with the consent of the Purchaser;

            (iii) maintain  all Books and  Records  in the  usual,  regular  and ordinary manner;

            (iv) use its best efforts to preserve intact the current business organization of the Corporation, keep available the services of the present employees and agents of the Corporation and maintain good relations with, and the goodwill of, the suppliers, customers, landlords, creditors, distributors and all other Persons having business relationships with the Corporation;

            (v) confer with the Purchaser concerning operational matters of a material nature;

            (vi) use reasonable efforts consistent with past practice to retain possession and control of its Assets and preserve the confidentiality of any confidential or proprietary information of the Business or the Corporation;

            (vii) conduct  the  Business  in such a manner  that on the  Closing
                  Date, the representations and warranties of the Vendor contained in this Agreement shall be true, correct and complete as if such representations and warranties were made on and as of such date;

            (viii) otherwise periodically report to the Purchaser concerning the state of the Business and the Corporation; and

            (ix) report to and confer with the Purchaser regarding any other matter in respect of which the Purchaser has expressed to the Vendors a particular concern.

Section 5.2 Access for Due Diligence

(1) The Corporation and the Purchaser shall (i) permit each other and their respective employees, agents, counsel, accountants or other representatives, between this date and the Closing, without undue interference to the ordinary conduct of the Business, to have reasonable access during normal business hours and upon reasonable notice to (a) the premises of the other party, (b) the Assets and, in particular to any information, including all Books and Records whether retained by the Vendors, the Corporation, the Purchaser or otherwise, (c) all Contracts, and (d) the senior personnel of the Corporation or the Purchaser, and (ii) furnish to the Purchaser or the Corporation as the case may be or their respective employees, agents, counsel, accountants or other representatives such financial and operating data and other information the Purchaser shall from time to time reasonably request.

(2) No investigations made by or on behalf of the Purchaser or the Corporation, whether under this Section 5.2 or any other provision of this Agreement or any Ancillary Agreement, shall have the effect of waiving, diminishing the scope of, or otherwise affecting any representation or warranty made in this Agreement or any Ancillary Agreement.

(3) The Purchaser shall afford the Vendors reasonable access during normal business hours and upon reasonable notice to the premises of the Purchaser and to all information of the Purchaser necessary to allow the Vendors to conduct appropriate enquiries with respect to the proposed transaction.

Section 5.3 Actions to Satisfy Closing Conditions

(1) Each of the Vendors and the Corporation shall take all such actions as are within their power to control and to use their best efforts to cause other actions to be taken which are not within their power to control, so as to ensure compliance with all of the conditions set forth in Article 6 including ensuring that during the Interim Period and at Closing, there is no breach of any of their respective representations and warranties.

(2) The Purchaser shall take all such actions as are within its power to control and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Article 6 including ensuring that during the Interim Period and at Closing, there is no breach of any of its representations and warranties.

Section 5.4 Transfer of the Purchased Shares

      The Vendors shall take all necessary steps and corporate proceedings to permit good title to the Purchased Shares to be duly and validly transferred and assigned to the Purchaser at the Closing, free of all Liens other than the restrictions on transfer, if any, contained in the articles of the Corporation.

Section 5.5 Request for Consents

      The Corporation will use its reasonable efforts to obtain, prior to Closing, all Consents. Such Consents shall be upon such terms as are acceptable to the Purchaser, acting reasonably. The Purchaser will co-operate in obtaining such Consents.

Section 5.6 Filings and Authorizations

      Each of the Vendors, the Corporation and the Purchaser, as promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to it, as may be required for it to consummate the purchase and sale of the Purchased Shares in accordance with the terms of this Agreement, (ii) use all reasonable efforts to obtain, or cause to be obtained, all Authorizations necessary or advisable to be obtained by it in order to consummate such transfer, and (iii) use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for it to fulfil its obligations under this Agreement. The Vendors, the Corporation and the Purchaser, as applicable, will coordinate and cooperate with one another in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied or filed with any Governmental Entity (except for notices and information which the Vendors or the Purchaser, in each case acting reasonably, considers highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity.

Section 5.7 Notice of Untrue Representation or Warranty

      The Corporation shall promptly notify the Purchaser, and the Purchaser shall promptly notify the Corporation, upon any representation or warranty made by it contained in this Agreement or any Ancillary Agreement becoming untrue or incorrect during the Interim Period and for the purposes of this Section 5.7 each representation and warranty shall be deemed to be given at and as of all times during the Interim Period. Any such notification shall set out particulars of the untrue or incorrect representation or warranty and details of any actions being taken by the Corporation or the Purchaser, as the case may be, to rectify that state of affairs.

Section 5.8 Exclusive Dealing

      During the Interim Period, the Vendors, individually or as a group shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than Purchaser) relating to any transaction involving the sale of any shares of the Vendors or the Corporation or the sale of the Business or any of the Assets (other than as permitted in this Agreement).

      The Parties hereto agree that they shall use reasonable commercial efforts to complete the transactions contemplated herein and in the Ancillary Agreements by November 10, 2005 but, in the event that such closing has not occurred by November 10, 2005, they shall continue to work exclusively with each other to satisfy all conditions and complete the transactions contemplated herein until December 30, 2005.

                                   ARTICLE 6
                              CONDITIONS OF CLOSING

Section 6.1 Conditions for the Benefit of the Purchaser

      The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed prior to Closing, which conditions are for the exclusive benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in its sole discretion:

      (a) Truth of Representations and Warranties. The representations and warranties of the Vendors contained in this Agreement or in any Ancillary Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date. The representations and warranties of the Corporation contained in this Agreement or in any Ancillary Agreement shall have been true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as if such representations an warranties had been made on and as of such date and the Corporation shall have executed and delivered a certificate to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Purchaser of any of the representations and warranties of the Corporation which are contained in this Agreement or in any Ancillary Agreement. Upon the delivery of such certificate, the representations and warranties of the Corporation in Article 3 shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date;

      (b) Performance of Covenants. The Corporation and the Vendors shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by them at or prior to the Closing;

      (c) Consents. All Required Consents shall have been obtained on terms acceptable to the Purchaser acting reasonably;

      (d) Deliveries. The Vendors delivering or causing to be delivered to the Purchaser the following in form and substance satisfactory to the
            Purchaser:

            (i) share certificates together with a completed letter of transmittal representing the Purchased Shares, or accompanied by irrevocable security transfer powers of attorney duly executed in blank, in either case by the holders of record, together with evidence satisfactory to the Purchaser that the Purchaser or its nominee(s) have been entered upon the books of the Corporation as the holder of the Purchased Shares;

            (ii) certified copies of (i) the charter documents and by-laws of the Corporation, (ii) all resolutions of the shareholders and the board of directors of the Corporation approving the entering into and completion of the transaction contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of the officers and directors authorized to sign agreements together with their specimen signatures;

            (iii) a certificate  of status,  compliance,  good  standing,  where
                  applicable,   or  like   certificate   with   respect  to  the
                  Corporation issued by each jurisdiction in which the Corporation carries on its business as listed in Schedule 3.2(a) attached hereto;

            (iv) the certificates referred to in Section 2.5 and in Section 6.1(a) and Section 6.1(b);

            (v) an opinion of counsel to the Corporation substantially in the form set forth in Schedule 6.1(d)(v) attached hereto;

            (vi) an employment agreement duly executed by the Chief Executive Officer of the Corporation; and

            (vii) evidence that all necessary  steps and  proceedings as set out in Schedule 6.1(d)(vii) attached hereto as approved by counsel for the Purchaser to permit all of the Purchased Shares to be transferred to the Purchaser or its nominee(s) have been taken.

      (e) Proceedings. All actions to be taken in connection with the transactions contemplated in this Agreement including completion and execution of all Ancillary Agreements shall be reasonably satisfactory in form and substance to the Purchaser, acting reasonably, and the Purchaser shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all necessary actions in connection therewith; and

      (f) Change in Law. Since this date, no Law, proposed Law, any change in any Law, or the interpretation or enforcement of any Law shall have been introduced, enacted or announced (including the introduction, enactment or announcement of any Law respecting taxes or environmental matters), the effect of which will be to prevent or to increase materially the cost to the Purchaser of the completion of the transaction contemplated in this Agreement or to prevent or to increase materially the cost to the Corporation of operating the Business after Closing on substantially the same basis as currently operated.

      (g)   Closing. Closing shall have occurred on or before December 30, 2005.

Section 6.2 Conditions for the Benefit of the Vendors and the Corporation

      The purchase and sale of the Purchased Shares is subject to the following conditions to be fulfilled or performed prior to the Closing, which conditions are for the exclusive benefit of the Vendors and the Corporation and may be waived, in whole or in part, by the Vendors and the Corporation in their sole discretion:

      (a) Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement and in any Ancillary Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver of the representations and warranties of the Purchaser which are contained in this Agreement or any Ancillary Agreement. Upon delivery of such certificates, the representations and warranties of the Purchaser in Article 4 shall be deemed to have been made on and as of the Closing Date with the same force and effect as if made on and as of such date;

      (b) Performance of Covenants. The Purchaser shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by it at or prior to the Closing and the Purchaser shall have executed and delivered a certificate of a senior officer to that effect. The receipt of such certificate and the Closing shall not constitute a waiver by the Vendors of the covenants of the Purchaser which are contained in this Agreement or any Ancillary Agreement);

      (c) Deliveries. The Purchaser shall deliver or cause to be delivered to the Vendors the following in form and substance satisfactory to the Vendors acting reasonably:

            (i) certified copies of (i) the constating documents and by-laws of the Purchaser, Callco and Exhangeco (ii) all resolutions of the board of directors of the Purchaser, Callco, and Exchangeco approving the entering into and completion of the transactions contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of its officers and directors authorized to sign agreements together with their specimen signatures;

            (ii) the certificates referred to in Section 6.2(a) and Section 6.2(b);

            (iii) an opinion of counsel to the  Purchaser in  substantially  the form set forth in Schedule 6.2(c)(iii) attached hereto;

            (iv)  the Voting Exchange and Support Agreement;

            (v) evidence satisfactory to the Vendors that the transactions contemplated by the Split-Off Agreement have been completed;

            (vi) resignations of the current directors and officers of the Purchaser;

            (vii) evidence  reasonably  satisfactory  to the  Vendors  as to the capitalization of the Purchaser immediately prior to the Closing;

            (viii) resolutions of the Purchaser expanding its Board of Directors to seven members and appointing Jeffrey J. Scott, Walter A. Dawson, Dana Coffield, James Hart, Verne Johnson and such other person as the directors determine as directors of the Purchaser; and

            (ix)  evidence  reasonably   satisfactory  to  the  Vendors  of  the
                  adoption of a two million share Option Plan.

      (d) Proceedings. All proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be reasonably satisfactory in form and substance to the Vendors, acting reasonably, and the Vendors shall have received copies of all the instruments and other evidence as they may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith; and

      (e)   Closing. Closing shall have occurred on or before December 30, 2005.

Section 6.3 Conditions Precedent

      The purchase and sale of the Purchased Shares is subject to the following terms and conditions to be fulfilled prior to the Closing, which conditions are true conditions precedent:

      (a) No Legal Proceeding. No Legal Proceeding shall be pending or threatened by any Person (other than the Vendor, the Purchaser or the Corporation) in any jurisdiction, to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement or the right of the Corporation to conduct the Business after Closing on substantially the same basis as heretofore operated.

                                    ARTICLE 7
                                     CLOSING

Section 7.1 Date, Time and Place of Closing

      The completion of the transaction of purchase and sale contemplated by this Agreement shall take place at the offices of Osler, Hoskin & Harcourt LLP in Calgary, Alberta at 10:00 a.m. (Calgary time) on the Closing Date or at such other place, on such other date and at such other time as may be agreed upon in writing between the Vendors and the Purchaser.

Section 7.2 Closing Procedures

      Subject to satisfaction or waiver by the relevant Party of the conditions of closing, at the Closing, the Vendors shall deliver actual possession of the Purchased Shares to the Purchaser and upon such delivery the Purchaser shall pay or satisfy the Purchase Price in accordance with this Agreement.

                                    ARTICLE 8
                                   TERMINATION

Section 8.1 Termination by Purchaser

      Subject to Section  5.3(2),  if any of the conditions set forth in Section
6.1 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Vendors or the Corporation to be performed at or prior to Closing has not been observed or performed by such time, the Purchaser may terminate this Agreement by notice in writing to the Vendors, and in such event the Purchaser shall be released from all obligations hereunder save and except for its obligations under Section 11.2, Section 11.3 and Section 11.5, which shall survive. The Vendors shall only be released from their obligations hereunder if the condition or conditions for the non-performance of which the Purchaser has terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Vendors. If the Purchaser waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation, or covenant in whole or in part.

Section 8.2 Termination by Vendors

      Subject to Section  5.3(1),  if any of the conditions set forth in Section
6.2 have not been fulfilled or waived at or prior to Closing or any obligation or covenant of the Purchaser to be performed at or prior to Closing has not been observed or performed by such time, the Vendors or the Corporation may terminate this Agreement by notice in writing to the Purchaser, and in such event the Vendors and the Corporation shall be released from all obligations hereunder save and except for this obligations under the Section 11.2, Section 11.3 and
Section 11.5 which shall survive. The Purchaser shall only be released from its obligations hereunder if the condition or conditions for the non-performance of which the Vendors or the Corporation have terminated this Agreement are not reasonably capable of being performed or caused to be performed by the Purchaser. If the Vendors or the Corporation waives compliance with any of the conditions, obligations or covenants contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation or covenant in whole or in part.

Section 8.3 Other Termination Rights

(1) This Agreement may, by notice in writing given prior to or on the Closing Date, be terminated:

      (a)   by mutual consent of the Vendors, the Corporation and the Purchaser;
            or

      (b) if any of the conditions precedent set forth in Section 6.3 have not been fulfilled or waived at or prior to Closing;

      and, in such event, each Party shall be released from all obligations under this Agreement, save and except for its obligations under Section 11.2, Section 11.3 and Section 11.5 which shall survive.

Section 8.4 Effect of Termination

      Each Party's right of termination under this Article 8 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. Nothing in
Article 8 shall limit or affect any other rights or causes of action either the Purchaser or the Vendors may have with respect to the representations, warranties, covenants and indemnities in its favour contained in this Agreement.

                                   ARTICLE 9
                                INDEMNIFICATION

Section 9.1 Indemnification in Favour of the Purchaser

(1) Subject to Section 9.5, each Vendor shall severally indemnify and save each of the Purchaser and the Purchaser's directors, officers, agents and representatives (collectively, the "Purchaser's Indemnified Persons"), together with the Corporation and the Corporation's directors, officers, agents and representatives harmless of and from any loss, liability, claim, damage or expense (whether or not involving a third-party claim) including legal expenses suffered by, imposed upon or asserted against any of the Purchaser's Indemnified Persons, together with the Corporation and the Corporation's directors, officers, agents and representatives as a result of, in respect of, connected with, or arising out of, under, or pursuant to any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) (collectively "Damages") incurred or suffered by the Purchaser or any Affiliate thereof resulting from, relating to or constituting any breach by such Vendor of the representations and warranties of such Vendor set out in Section 3.1 herein.

(2) The Corporation shall indemnify and save the Purchaser's Indemnified Persons harmless of and from any Damages suffered by, imposed upon or asserted against any of the Purchaser's Indemnified Persons as a result of, in respect of, connected with, or arising out of, under or pursuant to:

      (a) any failure of the Corporation to perform or fulfill any covenant of the Corporation under this Agreement; or

      (b) any breach or inaccuracy of any representation or warranty given by the Corporation contained in this Agreement provided that any claim against the Corporation shall be limited to an obligation to deliver additional Goldstrike Shares as set out in Section 9.4.

Section 9.2 Indemnification in Favour of the Vendor.

      The Purchaser shall indemnify and save the Vendors and the Corporation's directors, officers, employees, agents and representatives (collectively, the "Vendors' Indemnified Persons") harmless of and from any Damages suffered by, imposed upon or asserted against any of the Vendors' Indemnified Persons as a result of, in respect of, connected with, or arising out of, under or pursuant to:

      (a) any failure of the Purchaser to perform or fulfil any covenant of the Purchaser under this Agreement; or

      (b) any breach or inaccuracy of any representation or warranty given by the Purchaser contained in this Agreement.

provided that any claim against the Purchaser shall be limited to an obligation to deliver additional Goldstrike Shares as set out in Section 9.5.

Section 9.3 Time Limitations

      All representations and warranties set out in this Agreement and in any Ancillary Agreement shall survive the Closing and, notwithstanding the Closing or any investigation made by or on behalf of the Purchaser or the Vendors, shall continue for a period of 24 months after the Closing Date and any claim in respect thereof shall be made in writing during such time period.

Section 9.4 Limitations on Amount

(1) The Corporation will have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.2 other than to permit the issuance of the additional shares of the Purchaser as set out in
      Section 2.5(1)(b).

(2) The Purchaser will have no liability (for indemnification or otherwise) with respect to the matters described in Section 9.2 other than the covenant to issue additional shares set out in Section 2.5(1)(a).

Section 9.5 Procedure for Indemnification--Third Party Claims.

(1) Promptly after receipt by an indemnified party (an "Indemnified Party") under Section 9.1 or Section 9.2 of a notice of the commencement of any proceeding against it, the Indemnified Party will, if a claim is to be made against an indemnifying party under such Section, give notice to the Indemnifying Party (an "Indemnifying Party") of the commencement of such claim. The failure to notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party, except to the extent that the Indemnifying Party demonstrates that the defence of such action is prejudiced by the Indemnified Party's failure to give such notice.

(2) If any proceeding referred to in Section 9.5(1) (a "Proceeding") is brought against an Indemnified Party and it gives notice to the Indemnifying Party of the commencement of the Proceeding, the Indemnifying Party will, unless the claim involves taxes, be entitled to participate in the Proceeding. Subject to the next following sentence, to the extent that the Indemnifying Party wishes to assume the defence of the Proceeding with counsel satisfactory to the Indemnified Party, it may do so provided it reimburses the Indemnified Party for all of its out-of-pocket expenses arising prior to or in connection with such assumption. The Indemnifying Party may not assume defence of the Proceeding if (i) the Indemnifying Party is also a party to the Proceeding and the Indemnified Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Indemnified Party of its financial capacity to defend the Proceeding and provide indemnification with respect to the Proceeding. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defence of the Proceeding, the Indemnifying Party will not, as long as it diligently conducts such defence, be liable to the Indemnified Party under this Section 9.5 for any fees of other counsel or any other expenses with respect to the defence of the Proceeding, in each case subsequently incurred by the Indemnified Party in connection with the defence of the Proceeding, other than reasonable costs of investigation approved in advance by the Indemnifying Party. If the Indemnifying Party assumes the defence of a Proceeding, no compromise or settlement of such claims may be made by the Indemnifying Party without the Indemnified Party's consent unless (i) there is no finding or admission of any violation of Laws or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnified Party, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, and (iii) the Indemnified Party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an Indemnifying Party of the commencement of any Proceeding and the Indemnifying Party does not, within ten days after receipt of such notice, give notice to the Indemnified Party of its election to assume the defence of the Proceeding, the Indemnifying Party will be bound by any determination made in the Proceeding or any compromise or settlement effected by the Indemnified Party.

(3) Notwithstanding the foregoing, if an Indemnified Party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Party may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise, or settle the Proceeding. In such case, the Indemnifying Party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(4) Where the defence of a Proceeding is being undertaken and controlled by the Indemnifying Party, the Indemnified Party will use all reasonable efforts to make available to the Indemnifying Party those employees whose assistance, testimony or presence is necessary to assist the Indemnifying Party in evaluating and defending any such claims. However, the Indemnifying Party shall be responsible for the expense associated with any employees made available by the Indemnified Party to the Indemnifying Party pursuant to this Section 9.5(4), which expense shall be equal to an amount to be mutually agreed upon per person per hour or per day for each day or portion thereof that the employees are assisting the Indemnifying Party and which expenses shall not exceed the actual cost to the Indemnified Party associated with the employees.

(5) With respect to any Proceeding, the Indemnified Party shall make available to the Indemnifying Party or its representatives on a timely basis all documents, records and other materials in the possession of the Indemnified Party, at the expense of the Indemnifying Party, reasonably required by the Indemnifying Party for its use in defending any such claim and shall otherwise cooperate on a timely basis with the Indemnifying Party in the defence of such claim.

(6) With respect to any re-assessment for income, corporate, sales, excise, or other tax or other liability enforceable by Lien against the property of the Indemnified Party, the Indemnifying Party's right to so contest shall only apply after payment of the re-assessment or the provision of such security as is necessary to avoid a Lien being placed on the property of the Indemnified Party.

Section 9.6 Procedure for Indemnification--Other Claims

      A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

                                   ARTICLE 10
                             POST-CLOSING COVENANTS

Section 10.1 Further Assurances

      From time to time after the Closing Date, each Party shall, at the request of any other Party, execute and deliver such additional conveyances, transfers and other assurances as may be reasonably required to effectively transfer the Purchased Shares to the Purchaser and carry out the intent of this Agreement and any Ancillary Agreement. In addition, the parties shall reasonably cooperate with each other in the preparation and filing of a Current Report on Form 8-K with the SEC reporting on the transactions contemplated by this Agreement within the time periods specified by such Report.

                                   ARTICLE 11
                                 MISCELLANEOUS

Section 11.1 Notices

      Any notice, direction or other communication given under this Agreement or any Ancillary Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication addressed:

      (a)   to the Purchaser at:

            Goldstrike Inc.
            1055 West Hastings Street, Suite 1980
            Vancouver, British Columbia
            Canada
            V6E 2E9

            Attention:  Dr. Yenyou Zhang

            Telephone:  (604) 688-8002
            Facsimile:  (604) 688-8030

with a copy to:

            Gottbetter & Partners, LLP
            488 Madison Avenue, 12th Floor
            New York, NY
            10022

            Attention:  Kenneth S. Goodwin, Esq.

            Telephone:  (212) 400-6900
            Facsimile:  (212) 400-6901

      And

            Stikeman Elliott LLP
            4300 Bankers Hall West
            888 - 3rd Street S.W.
            Calgary, Alberta T2P 5C5

            Attention:  Stuart M. Olley, Esq.

            Telephone:  (403) 266-9057
            Facsimile:  (403) 266-9034

      (b)   to the Corporation or the Vendors at:

            Gran Tierra Energy Inc.
            10 - 8th Avenue SW, Tenth Floor
            Calgary, Alberta
            Canada
            T2P 1G5

            Attention:  Dana Coffield

            Telephone:  (403) 537-7454
            Facsimile:  (403) 537-7440

with a copy to:

            Osler, Hoskin & Harcourt LLP
            Suite 2500, 450 - 1st Street S.W.
            Calgary, Alberta
            T2P 5H1

            Attention:  Don Boykiw, Esq.

            Telephone:  (403) 260-7000
            Facsimile:  (403) 260-7024

      And

            McGuireWoods LLP
            1345 Avenue of the Americas
            New York, NY 10105

            Attention:  Louis W. Zehil, Esq.

            Telephone:  (212) 548-2138
            Facsimile:  (212) 548-2175

Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (Calgary time) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the Business Day following the date of transmission. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

Section 11.2 Brokers

      The Vendors shall indemnify and save harmless the Purchaser and the Corporation from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Vendors or the Corporation. The Purchaser shall indemnify and save harmless the Vendors from and against any and all claims, losses and costs whatsoever for any commission or other remuneration payable or alleged to be payable to any broker, agent or other intermediary who purports to act or have acted for the Purchaser other than Mr. Robert Anderson who shall be issued 250,000 Purchaser Shares as a finder's fee.

Section 11.3 Announcements

      At all times prior to Closing, any press release or public statement or announcement (a "Public Statement") with respect to the transaction contemplated in this Agreement shall be made only with the prior written consent and joint approval of the Corporation and the Purchaser unless such Public Statement is required by Law or by any stock exchange, in which case the Party required to make the Public Statement shall use its best efforts to obtain the approval of the other Party as to the form, nature and extent of the disclosure. After the Closing, the parties acknowledge that a public filing on Form 8K will be required to be made by the Purchaser.

Section 11.4 Third Party Beneficiaries

      Except as otherwise provided in Section 9.1 and Section 9.2, the Vendors and the Purchaser intend that this Agreement shall not benefit or create any right or cause of action in, or on behalf of, any Person other than the Parties to this Agreement and no Person, other than the Parties to this Agreement shall be entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

Section 11.5 Expenses

      Except as otherwise expressly provided in this Agreement, all costs and expenses (including the fees and disbursements of legal counsel, investment advisers and accountants) incurred in connection with this Agreement, the Ancillary Agreements and the transactions contemplated therein shall be paid by the Party incurring such expenses.

Section 11.6 Amendments

      This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Vendors, the Corporation and the Purchaser.

Section 11.7 Waiver

(1) No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall such waiver be binding unless executed in writing by the Party to be bound by the waiver.

(2) No failure on the part of the Vendors, the Corporation or the Purchaser to exercise, and no delay in exercising any right under this Agreement shall operate as a waiver of such right; nor shall any single or partial exercise of any such right preclude any other or further exercise of such right or the exercise of any other right.

Section 11.8 Non-Merger

      Except as otherwise expressly provided in this Agreement, the covenants, representations and warranties shall not merge on and shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of any Party, shall continue in full force and effect. Closing shall not prejudice any right of one Party against any other Party in respect of anything done or omitted under this Agreement or in respect of any right to damages or other remedies.

Section 11.9 Entire Agreement

      This Agreement together with the Ancillary Agreements constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. There are no representations, warranties, covenants, conditions or other agreements, express or implied, collateral, statutory or otherwise, between the Parties in connection with the subject matter of this Agreement except as specifically set forth herein and therein and neither the Vendors nor the Purchaser has relied or is relying on any other information, discussion or understanding in entering into and completing the transactions contemplated in this Agreement and the Ancillary Agreements. If there is any conflict or inconsistency between the provisions of this Agreement and the provisions of any Ancillary Agreement, the provisions of this Agreement shall govern.

Section 11.10 Successors and Assigns

(1) This Agreement shall become effective when executed by the Vendors, the Corporation and the Purchaser and after that time shall be binding upon and enure to the benefit of such parties and their respective successors and permitted assigns.

(2) Except as provided in this Section 11.10, neither this Agreement nor any of the rights or obligations under this Agreement shall be assignable or transferable by any Party without the prior written consent of the other Party. The Purchaser shall be entitled, upon giving notice to the Vendors at any time on or prior to the Closing Date, to assign this Agreement or any of the Purchaser's rights and obligations under this Agreement to any affiliate (as such term is defined under the Business Corporations Act (Alberta)) of the Purchaser subject to the following three conditions:

      (a) The assignee shall become jointly and severally liable with the Purchaser, as a principal and not as a surety, with respect to all of the representations, warranties, covenants, indemnities and agreements of the Purchaser; and

      (b) The assignee shall execute an agreement confirming the assignment and the assumption by the assignee of all obligations of the Purchaser under this Agreement.

Section 11.11 Severability

      If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section 11.12 Tax Election

      The Parties agree that ExchangeCo and the Vendors will, at the request of each Vendor, file (and the Purchaser agrees that it will cause ExchangeCo to file) joint elections pursuant to subsection 85(1) of the Income Tax Act (Canada) in prescribed form and within the prescribed time, in the case of each such election specifying such elected amount as is designated by the Vendor. In the case of each such election, ExchangeCo's sole responsibility will be to sign the election form and provide the required information with respect to its identity, and the Vendor will be solely responsible for completing the remaining information and filing the form.

Section 11.13 Governing Law

(1) This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

(2) Each of the Parties irrevocably attorns and submits to the non-exclusive jurisdiction of the Court of Queens Bench of Alberta and the Vendors appoint Osler, Hoskin & Harcourt LLP attention Don Boykiw as agent for the service of any process with respect to any matter arising under or related to the Agreement or any Ancillary Agreement.

Section 11.14 Counterparts.

      This Agreement may be executed in any number of counterparts by facsimile or otherwise and all such counterparts taken together shall be deemed to constitute one and the same instrument.

      IN  WITNESS   WHEREOF  the  Parties  have  executed  this  Share  Purchase
Agreement.

GOLDSTRIKE INC.


-------------------------------------
Name:
Position

GRAN TIERRA ENERGY INC.


-------------------------------------      -------------------------------------
Name:                                      Name:
Position                                   Position


-------------------------------------      -------------------------------------
Jeffrey J. Scott                           Walter A. Dawson


Perfco Investments Ltd.                    KristErin Resources Inc.


By:                                        By:
   ---------------------------------          ----------------------------------


-------------------------------------      -------------------------------------
Randall Pounds                             Rafael Orunesu


-------------------------------------      -------------------------------------
Dana Coffield                              Max Hsu Wei


-------------------------------------      -------------------------------------
James Robert Hart                          Mark Wayne


-------------------------------------      -------------------------------------
Gary R. Smith                              Verne G. Johnson


-------------------------------------      -------------------------------------
Neil MacKenzie                             Frank Elliott


-------------------------------------      -------------------------------------
Luc Chartrand


Adeco Exploration Company Ltd.             1053361 Alberta Ltd.


By:                                        By:
   ---------------------------------          ----------------------------------

-------------------------------------      -------------------------------------
John Taylor                                Edward J. Muchowski


-------------------------------------      -------------------------------------
Margaret A. Dawson                         Barry R. Balsillie


-------------------------------------      -------------------------------------
Reg Greenslade                             Dale Foster


-------------------------------------      -------------------------------------
William J. Scott                           Dennis Flanagan


The Roger Tang Family Trust                MH Financial Management Ltd.


By:                                        By:
   ---------------------------------          ----------------------------------


-------------------------------------      -------------------------------------
Josef Hocher                               Keith Bekker


NBN Clearing ITF Soderglen Ranches Ltd.    NBCN Clearing Inc. ITF Jamie Mackie


By:                                        By:
   ---------------------------------          ----------------------------------


-------------------------------------      -------------------------------------
David Roger Keith                          H. Alexander Rowlands


Interstellar Enterprises Limited           411209 Alberta Ltd.


By:                                        By:
   ---------------------------------          ----------------------------------


-------------------------------------      -------------------------------------
Robert D. Steele                           James Greenslade

-------------------------------------      -------------------------------------
Ernest Yin                                 Gordon E. Skulmoski


Aran Asset Management SA                   Roytor & Co. A/C M12078211


By:                                        By:
   ---------------------------------          ----------------------------------


Ahmed Hussain Al-Khalaf                    Argentiere Ltd.
International Projects Developments        c/o MSC
Co.


By:                                        By:
   ---------------------------------          ----------------------------------


-------------------------------------      -------------------------------------
Dan Wright                                 M.C. Coffield

                                  SCHEDULE "A"
                                     VENDORS

                                  SCHEDULE "B"
          AUDITED FINANCIAL STATEMENTS AND INTERIM FINANCIAL STATEMENTS

                                  SCHEDULE "C"
                                PERMITTED LIENS

(a) Easements, rights-of-way, servitudes, restrictions and similar rights in real property or interests therein granted or reserved to other Persons, provided that such rights do not, in the Purchaser's opinion, reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business;

(b) Title defects or irregularities which are of a minor nature and which, in the Purchaser's reasonable opinion, do not reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business;

(c) The reservations, limitations, provisos and conditions, if any, expressed in any original grant from the Crown of any real property or any interest therein or in any comparable grant in jurisdictions other than Canada, provided they do not, in the Purchaser's reasonable opinion, reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business;

(d) Liens given to a public utility or any Governmental Entity when required by such utility or Governmental Entity in connection with the operation of the Business or the ownership of the Assets, provided that the Liens do not, in the Purchaser's reasonable opinion, reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business;

(e) Servicing agreements, development agreements, site plan agreements, and other agreements including, without limitation, any obligations to deliver letters of credit and other security as required, with Governmental Entities pertaining to the use or development of any of the Assets, provided they are complied with and do not in the Purchaser's reasonable opinion, reduce the value of any Asset so affected or materially interfere with its use in the operation of the Business; and

(f) Applicable municipal and other governmental restrictions, including municipal by-laws and regulations, affecting the use of land or the nature of any structures which may be erected on the land, provided such restrictions have been complied with and do not, in the Purchaser's reasonable opinion, reduce the value of the Asset so affected or materially interfere with its use in the operation of the Business.

(g) Rights of first refusal with respect to any transfer of the Corporation's interest in the Argentinean assets acquired pursuant to the Argentinean Acqusition.

                                  SCHEDULE "D"
                          EXCHANGEABLE SHARE PROVISIONS

                                  SCHEDULE "E"
                               OFFERING MEMORANDUM

                                  SCHEDULE "F"
                      VOTING EXCHANGE AND SUPPORT AGREEMENT

                                 SCHEDULE 3.2(a)
          JURISDICTIONS IN WHICH CORPORATION CARRIES ON BUSINESS, ETC.

Alberta

Ecuador

Argentina

                                 SCHEDULE 3.2(c)
                             REQUIRED AUTHORIZATIONS

                                 SCHEDULE 3.2(i)
                           ORDINARY COURSE EXCEPTIONS

                                 SCHEDULE 3.2(l)
                             MATERIAL AUTHORIZATIONS

                                 SCHEDULE 3.2(q)
                                OWNED PROPERTIES

Nil

                                 SCHEDULE 3.2(r)
                          LEASES AND LEASED PROPERTIES

o Office space at 610 - 8th Avenue S.W. Calgary, Alberta - month to month lease, 3-month cancellation, approximately $4,000 per month (inclusive).

o     temporary office space in Ecuador and Argentina

o the Corporation's undivided interest in the oil and gas properties acquired pursuant to the Argentine Acquisition.

                                 SCHEDULE 3.2(s)
                               MATERIAL CONTRACTS

o Engagement letters with Osler, Hoskin & Harcourt LLP, McGuireWoods LLP and Deloitte & Touche LLP for the provision of professional services.

o     Employment  contracts with Dana  Coffield,  James Hart, Max Wei and Rafael
      Orunesu.

o Escrow Agreement between Bank of New York, Gran Tierra Energy Inc. and Doug Won Corporation S.A. dated July, 2005.

o Trust Agreement between BBVA Banco Frances S.A., Gran Tierra Energy Argentina S.A., YPF S.A., Pluspetrol S.A. and CGC S.A. dated October, 2005.

o     Assignment   Agreements   entered  into  with  respect  to  the  Argentine
      Acquisition

                                 SCHEDULE 3.2(w)
                          INTELLECTUAL PROPERTY MATTERS

Nil

                                SCHEDULE 3.2(aa)
                                   LIABILITIES

                                SCHEDULE 3.2(bb)
                      BANK ACCOUNTS AND POWERS OF ATTORNEY

(i)   Bank Accounts

      o CIBC Calgary - authorized signatories Dana Coffield, James Hart and Jeffery Scott.

      o HSBC Buenos Aires - authorized signatories Rafael Orunescu, James Hart, Pablo De Rosso/Hugo Martelli of Martelli Abogados (Gran Tierra's Argentinean legal counsel).

(ii)  Power of Attorney

      o In compliance with operating standards within Argentina, the bank signatories listed above for the HSBC account have been granted limited and specific powers of attorney.

                                SCHEDULE 3.2(cc)
                              ENVIRONMENTAL MATTERS

Nil

                                SCHEDULE 3.2(dd)
                                EMPLOYEE MATTERS

      -     Dana Coffield

      -     James Hart

      -     Max Wei

      -     Rafael Orunescu

      -     Carmen Nuefeld

      -     Heather Campbell

                                SCHEDULE 3.2(ff)
                                    INSURANCE

- Directors and Officers Insurance - ACE INA, $10 million limit, premium $77,000 in accordance with term sheet dated November 1, 2005.

                                SCHEDULE 3.2(gg)
                                   LITIGATION

Nil

                                 SCHEDULE 4.1(x)
                                    CONTRACTS

                                SCHEDULE 4.1(dd)
                   CERTAIN BUSINESS RELATIONS WITH AFFILIATES

                                SCHEDULE 4.1(gg)
                                   ACCOUNTANTS

                                 SCHEDULE 6.1(c)
                      REQUIRED CONSENTS AND AUTHORIZATIONS

None.

                               SCHEDULE 6.1(d)(v)
                            FORM OF VENDOR'S OPINION

                              SCHEDULE 6.1(d)(vii)
                         EVIDENCE OF TRANSFER OF SHARES

                              SCHEDULE 6.2(c)(iii)
                           FORM OF PURCHASER'S OPINION